     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 2000



                                                      REGISTRATION NO. 333-33912

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        MILLENNIUM PHARMACEUTICALS, INC.
             (Exact name of Registrant as Specified in Its Charter)

          DELAWARE                         8731                        04-3177038
(State or Other Jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
              of
      Incorporation or          Classification Code Number)        Identification No.)
         Organization)

                                75 SIDNEY STREET
                              CAMBRIDGE, MA 02139
                                 (617) 679-7000

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                 MARK J. LEVIN
                            CHIEF EXECUTIVE OFFICER
                        MILLENNIUM PHARMACEUTICALS, INC.
                                75 SIDNEY STREET
                              CAMBRIDGE, MA 02139
                                 (617) 679-7000

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             Of Agent for Service)
                           --------------------------

                                WITH COPIES TO:

              DAVID E. REDLICK, ESQ.                            JOHN B. DOUGLAS III, ESQ.
             KENNETH A. HOXSIE, ESQ.                                 GENERAL COUNSEL
                HALE AND DORR LLP                            MILLENNIUM PHARMACEUTICALS, INC.
                 60 STATE STREET                                     75 SIDNEY STREET
                 BOSTON, MA 02109                                  CAMBRIDGE, MA 02139

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and upon the effective time of the merger (the "Merger") of Millennium Predictive
Medicine, Inc. with and into MPMx Acquisition Corp., a wholly-owned subsidiary of the Registrant, which is expected to occur on the twentieth business day following the mailing of the prospectus included in this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a)OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT fILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 28, 2000


                      MILLENNIUM PREDICTIVE MEDICINE, INC.
                             INFORMATION STATEMENT

                             ---------------------

                        MILLENNIUM PHARMACEUTICALS, INC.
                                   PROSPECTUS


    We are sending you this information statement/prospectus to describe the proposed merger between Millennium Predictive Medicine, Inc. and Millennium Pharmaceuticals, Inc. If we complete this merger, Millennium Predictive Medicine will merge with and into MPMx Acquisition Corp., a wholly-owned subsidiary of Millennium Pharmaceuticals, and, unless you seek to exercise your appraisal rights, your shares of Millennium Predictive Medicine common stock and preferred stock will be converted into shares of Millennium Pharmaceuticals common stock. For each of your shares of Millennium Predictive Medicine common stock and preferred stock, you will receive 0.4 shares of Millennium Pharmaceuticals common stock, which is referred to in this prospectus as the conversion ratio. We will round the total number of shares of Millennium Pharmaceuticals common stock you receive down to the nearest whole number of shares, and you will receive a cash payment for any remaining fraction of a share.


    The holders of 100% of the outstanding voting stock of Millennium Predictive Medicine have voted to merge Millennium Predictive Medicine into Millennium Pharmaceuticals. No further action by Millennium Predictive Medicine stockholders is necessary to complete the merger. WE ARE NOT ASKING YOU FOR A PROXY TO VOTE YOUR SHARES AND YOU ARE REQUESTED NOT TO SEND US A PROXY TO VOTE YOUR SHARES. We expect the merger will be completed on the twentieth business day following the mailing of this information statement/ prospectus.

    The board of directors of Millennium Predictive Medicine, based on a recommendation of a special committee consisting of a disinterested director, has approved the merger agreement between Millennium Predictive Medicine and Millennium Pharmaceuticals. The special committee retained its own legal counsel, Mintz Levin Cohn Ferris Glovsky and Popeo PC, and received an opinion from Deutsche Banc Alex. Brown as to the fairness, from a financial point of view, of the conversion ratio to the common stockholders of Millennium Predictive Medicine.

    This information statement/prospectus is also Millennium Pharmaceuticals' offering document or prospectus for the shares of Millennium Pharmaceuticals common stock that it will issue to Millennium Predictive Medicine stockholders in the merger. Millennium Pharmaceuticals common stock is listed on the Nasdaq Stock Market under the symbol "MLNM."

    THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER OR THE SECURITIES TO BE ISSUED UNDER THIS INFORMATION STATEMENT/PROSPECTUS OR DETERMINED IF THIS INFORMATION STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This information statement/prospectus is dated             , 2000, and was
first mailed to stockholders of Millennium Predictive Medicine on or about
            , 2000.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1
SUMMARY.....................................................      3
  The Companies.............................................      3
  Reasons for the Merger....................................      4
  No Further Stockholder Approval Required; Board
    Approvals...............................................      4
  The Merger................................................      4
RISK FACTORS................................................      8
MILLENNIUM PHARMACEUTICALS SELECTED FINANCIAL DATA..........     17
  Comparative Per Share Data................................     17
MARKET PRICE AND DIVIDEND DATA..............................     18
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........     19
THE MERGER..................................................     20
  General...................................................     20
  Millennium Pharmaceuticals' Reasons for the Merger........     20
  Millennium Predictive Medicine's Reasons for the Merger...     20
  Background of the Merger..................................     21
  Opinion of Deutsche Banc Alex. Brown......................     22
  Millennium Predictive Medicine Stock Options..............     27
  Effective Time of the Merger..............................     27
  Certain Federal Income Tax Consequences...................     27
  Accounting Treatment......................................     28
  Listing of Shares of Millennium Pharmaceuticals Common
    Stock on the Nasdaq Stock Market........................     29
  Appraisal Rights of Dissenting Stockholders of Millennium
    Predictive Medicine.....................................     29
THE MERGER AGREEMENT........................................     33
  The Merger................................................     33
  Consideration To Be Received In The Merger................     33
  Procedures For Surrender Of Millennium Predictive Medicine
    Certificates; Fractional Shares.........................     33
  Effect on the Millennium Predictive Medicine 1997 Equity
    Incentive Plan..........................................     34
  Representations And Warranties............................     34
  Covenants.................................................     35
  Conditions................................................     36
  Termination...............................................     37
  Amendments and Waivers....................................     37
INFORMATION CONCERNING MILLENNIUM PHARMACEUTICALS...........     38
  Recent Developments.......................................     38
  Additional Information....................................     38
INFORMATION CONCERNING MILLENNIUM PREDICTIVE MEDICINE.......     39
  Business..................................................     39
  Outstanding Stock; No Public Trading Market...............     42
  Dividend Policy...........................................     42
  Quantitative and Qualitative Disclosures About Market
    Risk....................................................     42
  Other Matters.............................................     42
EXECUTIVE OFFICERS AND DIRECTORS OF MILLENNIUM PREDICTIVE
  MEDICINE..................................................     43
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
  PRINCIPAL STOCKHOLDERS OF MILLENNIUM PREDICTIVE
  MEDICINE..................................................     45
COMPARISON OF STOCKHOLDER RIGHTS............................     47
EXPERTS.....................................................     53
LEGAL MATTERS...............................................     53
WHERE YOU CAN FIND MORE INFORMATION.........................     53

                                   APPENDICES

APPENDIX A--              Agreement and Plan of Merger by and among Millennium
                          Pharmaceuticals, Inc, MPMx Acquisition Corp. and Millennium
                          Predictive Medicine, Inc., dated March 1, 2000..............    A-1

APPENDIX B--              Opinion of Deutsche Bank Securities Inc.....................    A-2

APPENDIX C--              Section 262 of the Delaware General Corporation Law.........    A-2

    This document incorporates important business and financial information about Millennium Pharmaceuticals that has been filed with the SEC that is neither included in nor delivered with this document. Millennium Pharmaceuticals will provide you with copies of this information, without charge, upon written or oral request to:

                          Millennium Pharmaceuticals, Inc.
                          75 Sidney Street
                          Cambridge, MA 02139
                          (617) 679-7000
                          Attention: Corporate Secretary

    IN ORDER TO OBTAIN DELIVERY OF THIS INFORMATION PRIOR TO THE CLOSING OF THE
MERGER, YOU SHOULD REQUEST SUCH INFORMATION NO LATER THAN             , 2000.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  WHAT IS THE PROPOSED TRANSACTION?

A. The proposed transaction is a merger of Millennium Predictive Medicine with and into MPMx Acquisition Corp., a wholly-owned subsidiary of Millennium Pharmaceuticals that was formed for this transaction. As a result, Millennium Predictive Medicine will become a wholly-owned subsidiary of Millennium Pharmaceuticals and Millennium Predictive Medicine stockholders will have their shares of Millennium Predictive Medicine common stock and preferred stock converted into shares of Millennium Pharmaceuticals common stock.

Q.  WHAT WILL I RECEIVE IN THE MERGER?


A. Each share of Millennium Predictive Medicine common stock and preferred stock that you own will be converted into 0.4 shares of Millennium Pharmaceuticals common stock. You will receive a cash payment in place of any fractional share of Millennium Pharmaceuticals common stock you would have otherwise received.



   For example, if you own 1,000 shares of Millennium Predictive Medicine Class B common stock, you will receive 400 shares of Millennium Pharmaceuticals common stock. The total value of the shares of Millennium Pharmaceuticals common stock Millennium Pharmaceuticals will issue in this transaction, based on the closing price per share of Millennium Pharmaceuticals common stock of $63.25 on April 27, 2000, is about
   $86 million.


Q. WILL THE CONVERSION RATIO AND THE VALUE OF THE SHARES I WILL RECEIVE CHANGE BETWEEN NOW AND THE TIME THE MERGER IS COMPLETED?


A. The conversion ratio, which determines the number of shares you will receive, will not change between now and the time the merger is completed. The value of the shares you will receive may fluctuate between the date of this information statement/prospectus and the completion of the merger, based upon changes in the market price for Millennium Pharmaceuticals common stock. Any fluctuation in the market price of Millennium Pharmaceuticals common stock will change the value of the shares of Millennium Pharmaceuticals common stock that you will receive.


Q.  WHY IS THERE NO STOCKHOLDER VOTE?

A. Immediately after Millennium Pharmaceuticals, Millennium Predictive Medicine and MPMx Acquisition Corp. signed the merger agreement, Millennium Pharmaceuticals and Becton, Dickinson and Company gave their written consent to the merger. Together, Millennium Pharmaceuticals and Becton Dickinson own 100% of the outstanding Millennium Predictive Medicine stock entitled to vote on the merger. Their written consent to the merger met the stockholder approval requirements for the merger under Delaware law, the Millennium Predictive Medicine certificate of incorporation and the Millennium Predictive Medicine bylaws, so no additional stockholder vote is necessary.

Q.  WHAT RIGHTS DO I HAVE IF I THINK THE CONVERSION RATIO IS TOO LOW?

A. Under Delaware law, which governs the merger, you have the right to seek a judicial determination of the value of your Millennium Predictive Medicine stock. This is called an appraisal. For information on what this means, you should read "Appraisal Rights of Dissenting Stockholders of Millennium Predictive Medicine" on page 29.

Q.  WHAT DO I NEED TO DO NOW?

A. Nothing, unless you intend to seek appraisal rights, in which case you should follow the procedures described under "Appraisal Rights of Dissenting Stockholders of Millennium Predictive Medicine" on page 29. After the merger is completed, if you do not seek appraisal rights, you will receive written instructions and a letter of transmittal for converting your shares of Millennium Predictive Medicine common stock and preferred stock into shares of Millennium Pharmaceuticals common stock and receiving your cash payment in place of any fraction of a share of Millennium Pharmaceuticals common stock. Please do not send your share certificates until you receive the instructions and letter of transmittal.

Q. IF I AM HOLDING ANY MILLENNIUM PREDICTIVE MEDICINE STOCK CERTIFICATES, SHOULD I SEND THEM IN NOW?

A. No. As soon as practicable after the merger is completed, Millennium Pharmaceuticals will send Millennium Predictive Medicine stockholders written instructions for converting their share certificates, together with a letter of transmittal for such certificates.

Q.  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A. We expect to complete the merger on the 20(th) business day after the date this information statement/prospectus is mailed to the Millennium Predictive Medicine stockholders. We expect that this will occur during the second quarter of 2000.

Q. WILL THE SHARES OF MILLENNIUM PHARMACEUTICALS COMMON STOCK I RECEIVE IN EXCHANGE FOR UNVESTED SHARES OF MILLENNIUM PREDICTIVE MEDICINE CLASS B COMMON STOCK STILL BE SUBJECT TO REPURCHASE?

A. Yes. The terms of the stock restriction agreement you entered into with Millennium Predictive Medicine that are applicable to shares of Millennium Predictive Medicine held by you will continue to apply to shares of Millennium Pharmaceuticals common stock you receive in exchange for those shares. Any shares of Millennium Pharmaceuticals common stock issued in exchange for unvested shares of Millennium Predictive Medicine Class B common stock will be subject to repurchase by Millennium Pharmaceuticals in the event you cease being an employee of Millennium Pharmaceuticals or one of its subsidiaries. Shares of Millennium Pharmaceuticals common stock issued in exchange for unvested shares of Millennium Predictive Medicine Class B common stock will keep the same vesting schedule as the shares of Millennium Predictive Medicine Class B common stock for which they were exchanged.

Q.  WHERE CAN I FIND MORE INFORMATION ABOUT MILLENNIUM PHARMACEUTICALS?

A. More information about Millennium Pharmaceuticals is available from various sources described under "Where You Can Find More Information" on page 53.

                                    SUMMARY

    This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the merger and the issuance of shares of Millennium Pharmaceuticals common stock, you should read carefully this entire document and the documents to which we have referred you. See "Incorporation of Certain Documents by Reference." We have sometimes included page references or section references to direct you to more complete descriptions of the topics presented in this summary.

THE COMPANIES

MILLENNIUM PREDICTIVE MEDICINE, INC.
One Kendall Square, Building 700
Cambridge, MA 02140
(617) 679-7000

    Millennium Predictive Medicine seeks to develop products and services that will provide clinicians and pharmaceutical researchers with information that enables them to make better informed decisions about drug treatment and other aspects of patient management. Millennium Predictive Medicine is engaged in the discovery and development of products and services in the areas of molecular diagnostics, which we refer to as Diagnomics-TM-, pharmacogenomics and patient management. A Diagnomics-TM- product is a gene-based diagnostic test to determine the patient's medical status and facilitate cost-effective treatment. Pharmacogenomics is the identification of genes, or their activity, associated with responsiveness to particular drugs. To date, Millennium Predictive Medicine has focused the majority of its efforts in the area of cancer Diagnomics-TM-, through a collaboration with Becton, Dickinson and Company that began in February 1999. In November 1999, Millennium Predictive Medicine entered into a collaborative agreement with Bristol-Myers Squibb to discover and develop products based on pharmacogenomic tests to be applied to certain classes of drugs developed and marketed by Bristol-Myers Squibb in the field of oncology. Millennium Pharmaceuticals owns approximately 89% of the voting shares of Millennium Predictive Medicine, and Becton Dickinson owns all of the remaining voting shares. Millennium Pharmaceuticals owns approximately 77% of the total outstanding shares of Millennium Predictive Medicine.

MILLENNIUM PHARMACEUTICALS, INC.
75 Sidney Street
Cambridge, MA 02139
(617) 679-7000

    Millennium Pharmaceuticals' goal is to become the biopharmaceutical company of the future by building on its broad scientific and technological capabilities and methods, which Millennium Pharmaceuticals calls its "technology platform," to develop breakthrough drugs.

    We use many of the same elements of our technology platform throughout our business, from the discovery of disease-related genes, to the development of drugs to specifically address these diseases, to the management of patients affected by these diseases. As a result, we speak of our technological approach as being applicable from "gene to patient." We continually seek to expand our technology platform in an effort to increase the speed of drug discovery and development and improve the resulting drugs.

    Millennium Pharmaceuticals has entered into research, development and commercialization arrangements, which we call "strategic alliances," with major pharmaceutical and biotechnology companies relating to a broad range of therapeutic products. These alliances provide Millennium Pharmaceuticals with the opportunity to receive royalties and profit sharing if it and its partners are successful in developing and commercializing products. In addition, these alliances provide substantial funding for Millennium Pharmaceuticals' research and development programs and the continued enhancement of its technology platform.

    Millennium Pharmaceuticals was organized as a Delaware corporation in 1993. Millennium Pharmaceuticals' World Wide Web site address is www.mlnm.com. We do not intend for this reference to our web site to constitute incorporation by reference of the information contained at our web site.

REASONS FOR THE MERGER

    Millennium Pharmaceuticals expects to benefit from the merger by enhancing its ability to more closely align efforts in therapeutic drug discovery and development with its efforts in predictive medicine. Millennium Pharmaceuticals believes that its ability to pursue business opportunities, apply pharmacogenomics broadly and develop external relationships with additional pharmaceutical and other alliance partners will be enhanced by the merger.

    The Board of Directors of Millennium Predictive Medicine, based on a recommendation of its special committee, believes that the merger is fair to, and in the best interests of, the Millennium Predictive Medicine stockholders. For a description of the factors on which the board of directors and the special committee based their determinations, see "Millennium Predictive Medicine's Reasons for the Merger" on page 20.

NO FURTHER STOCKHOLDER APPROVAL REQUIRED; BOARD APPROVALS

    We are not asking you to vote on the merger. On March 1, 2000, Millennium Pharmaceuticals and Becton, Dickinson and Company, who on that date together held 100% of the outstanding voting stock of Millennium Predictive Medicine, voted by written consent to adopt the merger agreement and approve the merger. Their vote was sufficient to authorize the merger under Delaware law, the Millennium Predictive Medicine certificate of incorporation and the Millennium Predictive Medicine bylaws.

    On March 1, 2000, the board of directors of each of Millennium Pharmaceuticals and Millennium Predictive Medicine unanimously adopted the merger agreement and approved the merger.

THE MERGER

THE MERGER AGREEMENT (SEE PAGE 33)

    Millennium Pharmaceuticals, Millennium Predictive Medicine and MPMx Acquisition Corp. have entered into a merger agreement which provides that Millennium Predictive Medicine will merge with and into MPMx Acquisition Corp., a wholly-owned subsidiary of Millennium Pharmaceuticals, with MPMx Acquisition Corp. as the surviving company. Following the merger, MPMx Acquisition Corp. will change its name to "Millennium Predictive Medicine."

    THE MERGER AGREEMENT IS INCLUDED AS APPENDIX A TO THIS INFORMATION STATEMENT/PROSPECTUS. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

WHAT YOU WILL RECEIVE IN THE MERGER (SEE PAGE 33)


    Unless you exercise your appraisal rights, each share of Millennium Predictive Medicine common stock and preferred stock that you own will be converted into 0.4 shares of Millennium Pharmaceuticals common stock. Millennium Pharmaceuticals will not issue any fractional shares. Instead, each Millennium Predictive Medicine stockholder who would otherwise have been entitled to receive a fractional share of Millennium Pharmaceuticals common stock will receive cash in place of that fractional share.

REGULATORY APPROVALS

    Except for filing a certificate of merger in Delaware and except for compliance with federal and state securities laws, neither Millennium Pharmaceuticals nor Millennium Predictive Medicine is aware of any material United States federal or state or foreign governmental regulatory requirement necessary to be complied with, or approval that must be obtained, in connection with the Merger.

BACKGROUND OF THE MERGER (SEE PAGE 21)

    In October 1999, Millennium Pharmaceuticals and Millennium Predictive Medicine began discussions regarding a possible merger between them. In
December 1999, the board of directors of Millennium Predictive Medicine created a special committee, consisting of a single disinterested director, to negotiate terms with Millennium Pharmaceuticals and to make a recommendation to the board regarding any proposed transaction. The special committee was advised by its own legal counsel and engaged Deutsche Bank Securities Inc., also operating as "Deutsche Banc Alex. Brown", to render an opinion to the special committee as to the fairness, from a financial point of view, of the conversion ratio provided for in the merger to the holders of Millennium Predictive Medicine common stock, other than Millennium Pharmaceuticals. Negotiations continued through late February 2000. On March 1, 2000, the special committee recommended to the board of directors of Millennium Predictive Medicine that it approve the merger agreement. At meetings held on March 1, 2000, the board of directors of Millennium Pharmaceuticals and Millennium Predictive Medicine each approved the merger agreement.

OPINION OF DEUTSCHE BANC ALEX. BROWN (SEE PAGE 22)

    The Millennium Predictive Medicine special committee has received an opinion of Deutsche Banc Alex. Brown as to the fairness, from a financial point of view, of the conversion ratio provided for in the merger to the holders of Millennium Predictive Medicine common stock other than Millennium Pharmaceuticals. The full text of Deutsche Banc Alex. Brown's written opinion dated March 1, 2000 is attached to the back of this document as Appendix B. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. DEUTSCHE BANC ALEX. BROWN'S OPINION IS DIRECTED TO THE SPECIAL COMMITTEE AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTERS RELATING TO THE MERGER.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 27)

    Millennium Pharmaceuticals and Millennium Predictive Medicine expect the merger to be tax free to Millennium Predictive Medicine's stockholders (except for tax payable on cash received by Millennium Predictive Medicine stockholders instead of fractional shares of Millennium Pharmaceuticals common stock). Millennium Pharmaceuticals and Millennium Predictive Medicine will each receive an opinion of legal counsel that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

ACCOUNTING TREATMENT (SEE PAGE 28)

    The merger, if completed, will be accounted for as an exchange of shares between companies under common control and will result in the combination of the recorded book values of the assets, liabilities and shareholders' equity of Millennium Pharmaceuticals and Millennium Predictive Medicine.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS OF MILLENNIUM PREDICTIVE MEDICINE
  (SEE PAGE 29)

    IF YOU OBJECT TO THE MERGER, DELAWARE LAW PERMITS YOU TO SEEK RELIEF AS A DISSENTING STOCKHOLDER AND HAVE THE "FAIR VALUE" OF YOUR SHARES OF MILLENNIUM PREDICTIVE MEDICINE COMMON STOCK AND PREFERRED STOCK DETERMINED BY A COURT AND PAID TO YOU IN CASH.

    This information statement/prospectus constitutes a notice of appraisal rights. If you are a Millennium Predictive Medicine stockholder and wish to dissent, you must deliver to Millennium Pharmaceuticals within twenty days from the date of mailing of this information statement/prospectus a written demand for appraisal of your shares.

    The relevant provisions of Delaware law are technical in nature and complex. If you wish to exercise appraisal rights and obtain appraisal of the fair value of your shares, you may wish to consult with legal counsel because the failure to comply strictly with these provisions may result in waiver or forfeiture of your appraisal rights.

    A COPY OF THE RELEVANT SECTION OF DELAWARE LAW GOVERNING THIS PROCESS IS ATTACHED AS APPENDIX C TO THIS INFORMATION STATEMENT/PROSPECTUS.

WHAT IS NEEDED TO COMPLETE THE MERGER (SEE PAGE 36)

    A few limited conditions must be satisfied before the merger will be completed. These include:

    - receipt by Millennium Pharmaceuticals and Millennium Predictive Medicine of an opinion of tax counsel that for U.S. federal income tax purposes, the merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code; and

    - other customary contractual conditions specified in the merger agreement.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 37)

    Millennium Pharmaceuticals and Millennium Predictive Medicine may agree to terminate the merger agreement without completing the merger. In addition, either party may terminate the merger agreement if the other party has breached the agreement and not cured its breach or if the merger has not been completed by December 31, 2000.

AMENDMENT AND WAIVER OF THE MERGER AGREEMENT (SEE PAGE 37)

    Millennium Pharmaceuticals and Millennium Predictive Medicine may agree to amend the merger agreement prior to the time the merger becomes effective, subject to applicable law. Either of us can waive our right to require the other party to adhere to the terms and conditions of the merger agreement, if the law allows, at any time prior to the time the merger becomes effective. In order for Millennium Predictive Medicine to amend, or waive any of its rights under, the merger agreement, the special committee of Millennium Predictive Medicine's board of directors must recommend such amendment or waiver and the Millennium Predictive Medicine's board of directors must approve such amendment or waiver.

COMPARISON OF STOCKHOLDER RIGHTS (SEE PAGE 47)


    If you own Millennium Predictive Medicine common stock or preferred stock, unless you exercise your appraisal rights, you will become a stockholder of Millennium Pharmaceuticals upon completion of the merger. Your rights will then be governed by Millennium Pharmaceuticals' certificate of incorporation and bylaws, rather than Millennium Predictive Medicine' certificate of incorporation and bylaws. Your rights as a stockholder of Millennium Pharmaceuticals will differ from your rights as a stockholder of Millennium Predictive Medicine. To review these differences in more detail, see "Comparison of Stockholder Rights" on page 47.


RECENT DEVELOPMENTS WITH RESPECT TO MILLENNIUM PHARMACEUTICALS


    On January 31, 2000, Millennium Pharmaceuticals' board of directors voted to recommend to its stockholders that its corporate charter be amended to increase the authorized number of shares of common stock from 100,000,000 shares to 500,000,000 shares. In addition, on January 31, 2000, Millennium Pharmaceuticals' board of directors adopted, subject to stockholder approval, its 2000 Stock Incentive Plan. The 2000 Stock Incentive Plan permits the issuance of stock-based awards for a number of shares equal to 5% of the number of shares of Millennium Pharmaceuticals' common stock outstanding on April 12, 2000, plus an annual increase equal to the lesser of 5% of the number of shares of its common stock outstanding on the last business day preceding January 1 in each of 2001, 2002 and 2003 or a lesser number determined by the board of directors. These proposals were approved at Millennium Pharmaceuticals' annual meeting of stockholders held on April 12, 2000.



    On February 28, 2000, Millennium Pharmaceuticals' board of directors approved a two-for-one split of its common stock in the form of a stock dividend. The record date for this dividend was March 28, 2000, and the dividend distribution date was April 18, 2000.


    On March 6, 2000, Millennium Pharmaceuticals entered into an agreement with Abgenix, Inc. which provides it with access to Abgenix's XenoMouse-TM-technology for the creation of fully human antibodies. Under this agreement, Millennium Pharmaceuticals will have broad access to the XenoMouse-TM-technology for research purposes as well as commercial use. Millennium Pharmaceuticals has agreed to make an upfront payment and future payments that could reach $100 million plus royalties on product sales for which it will receive a specified number of commercial licenses.

                                  RISK FACTORS

    YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS, ALONG WITH THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT/PROSPECTUS. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES AFFECTING MILLENNIUM PHARMACEUTICALS AND MILLENNIUM PREDICTIVE
MEDICINE.   ADDITIONAL RISKS AND UNCERTAINTIES MAY ALSO ADVERSELY AFFECT
MILLENNIUM PHARMACEUTICALS' AND MILLENNIUM PREDICTIVE MEDICINE'S BUSINESS AND OPERATIONS. IF ANY OF THE FOLLOWING EVENTS ACTUALLY OCCURS, MILLENNIUM PHARMACEUTICALS' AND/OR MILLENNIUM PREDICTIVE MEDICINE'S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WOULD LIKELY SUFFER, POSSIBLY MATERIALLY. THE TERMS "WE", "OUR" AND "US" WHEN USED IN THIS SECTION CAPTIONED "RISK FACTORS" MEAN MILLENNIUM PHARMACEUTICALS AND MILLENNIUM PREDICTIVE MEDICINE.

REGULATORY RISKS


WE HAVE NOT YET RECEIVED MARKETING APPROVAL FOR ANY PRODUCT OR SERVICE RESULTING FROM OUR DEVELOPMENT EFFORTS AND MAY NOT BE ABLE TO OBTAIN ANY SUCH APPROVAL.



    We have completed development of only one product candidate, CAMPATH-Registered Trademark- monoclonal antibody, which we developed in our partnership with Ilex Oncology, Inc. This partnership only recently applied to the U.S. Food and Drug Administration for approval to market this product. It is possible that the FDA will not grant this marketing approval. As of March 31, 2000, we and our alliance partners were conducting clinical trials of six product candidates resulting from our research and development programs, including clinical trails of CAMPATH-Registered Trademark- monocolonal antibody, and preclinical testing of approximately ten product candidates resulting from these programs.



    All of the products that we are developing will require additional research and development, extensive preclinical studies and clinical trials and regulatory approval prior to any commercial sales. This process is lengthy, often taking a number of years, and expensive. In some cases, the length of time that it takes for us to achieve various regulatory approval milestones affects the payments that we are eligible to receive under our strategic alliance agreements.



    We may need to successfully address a number of technological challenges in order to complete development of our products. Moreover, these products may not be effective in treating any disease or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining regulatory approval or prevent or limit commercial use.



WE HAVE ONLY LIMITED EXPERIENCE IN REGULATORY AFFAIRS, AND SOME OF OUR PRODUCTS MAY BE BASED ON NEW TECHNOLOGIES; THESE FACTORS MAY AFFECT OUR ABILITY OR THE TIME WE REQUIRE TO OBTAIN NECESSARY REGULATORY APPROVALS



    We have only limited experience in filing and prosecuting applications necessary to gain regulatory approvals, which may affect our ability to obtain these approvals. Moreover, certain of the products that are likely to result from our research and development programs may be based on new technologies and new therapeutic approaches that have not been extensively tested in humans. The regulatory requirements governing these types of products may be more rigorous than for conventional products. As a result, we may experience a longer regulatory process in connection with any products that we develop based on these new technologies or new therapeutic approaches.


RISKS RELATING TO OUR INDUSTRY, BUSINESS AND STRATEGY

BECAUSE THE GENOMICS INDUSTRY IS NEW, IT IS POSSIBLE THAT THE DISCOVERIES AND TECHNOLOGY ON WHICH THIS INDUSTRY IS BASED WILL NOT RESULT IN COMMERCIAL PRODUCTS OR SERVICES


    The genomics industry is new and evolving rapidly. We focus our genomics research primarily on diseases that may be linked to several or many genes working in combination. Both we and the general scientific and medical communities have only a limited understanding relating to the role of genes and their products in these diseases. To date, we have not commercialized any products or services, and we may not be successful in doing so in the future. In addition, relatively few products based on gene discoveries have been developed and commercialized by others. Rapid technological development by us or others may result in compounds, products or processes becoming obsolete before we recover our development expenses.


OUR PLAN TO GROW THROUGH ACQUISITIONS OF OTHER COMPANIES WILL NOT BE SUCCESSFUL IF WE ARE UNABLE TO INTEGRATE ACQUIRED COMPANIES WITH OUR OTHER OPERATIONS OR IF THE TECHNOLOGY OR PERSONNEL OF ACQUIRED COMPANIES DO NOT MEET OUR EXPECTATIONS

    Millennium Pharmaceuticals completed its merger with LeukoSite on December 22, 1999. Millennium Pharmaceuticals may not be able to successfully integrate or profitably manage LeukoSite's business. In addition, the combination of Millennium Pharmaceuticals' business with LeukoSite's may not achieve revenues, net income or loss levels, efficiencies or synergies that justify the merger. The combined company may experience slower rates of growth as compared to the historical rates of growth of Millennium Pharmaceuticals and LeukoSite independently. Millennium Pharmaceuticals plans to make additional acquisitions in the future, which will entail similar risks.

COMPETITION FOR SCIENTIFIC AND MANAGERIAL PERSONNEL IN OUR INDUSTRY IS INTENSE; WE WILL NOT BE ABLE TO SUSTAIN OUR OPERATIONS AND GROW IF WE ARE NOT ABLE TO ATTRACT AND RETAIN KEY PERSONNEL

    Our success substantially depends on the ability, experience and performance of our senior management and other key personnel. If we lose one or more of the members of our senior management or other key employees, our business and operating results could be seriously harmed.

    In addition, our future success will depend heavily on our ability to continue to hire, train, retain and motivate additional skilled managerial and scientific personnel. The pool of personnel with the skills that we require is limited. Competition to hire from this limited pool is intense.

    The stock options held by LeukoSite employees became fully vested upon the closing of our acquisition of LeukoSite. This acceleration may adversely affect our ability to retain former LeukoSite employees.

WE FACE SUBSTANTIAL COMPETITION, WHICH MAY RESULT IN OTHERS DISCOVERING, DEVELOPING OR COMMERCIALIZING PRODUCTS AND SERVICES BEFORE OR MORE SUCCESSFULLY THAN WE DO

    The fields of genomics, biotechnology and pharmaceuticals are highly competitive. Many of our competitors are substantially larger than we are and have substantially greater capital resources, research and development staffs and facilities than we have. Furthermore, many of our competitors are more experienced than we are in drug discovery, development and commercialization, obtaining regulatory approvals and product manufacturing and marketing. As a result, our competitors may identify genes associated with diseases or discover, develop and commercialize products or services based on such genes before we do. In addition, our competitors may discover, develop and commercialize products or services which render non-competitive or obsolete the products or services that we or our strategic alliance partners are seeking to develop and commercialize.

WE MAY NOT BE ABLE TO OBTAIN BIOLOGICAL MATERIAL, INCLUDING HUMAN AND ANIMAL DNA SAMPLES, REQUIRED FOR OUR GENETIC STUDIES, WHICH COULD DELAY OR IMPEDE OUR DRUG DISCOVERY EFFORTS

    Our gene identification strategy includes genetic studies of families and populations prone to particular diseases. These studies require the collection of large numbers of DNA samples from affected individuals, their families and other suitable populations as well as animal models. The availability of DNA samples and other biological material is important to our ability to discover the genes responsible for human diseases through human genetic approaches and other studies. Competition for these resources is intense. Access to suitable populations, materials and samples could be limited by forces beyond our control, including governmental actions. Some of our competitors may have obtained access to significantly more family and population resources and biological materials than we have obtained. As a result, we may not be able to obtain access to DNA samples necessary to support our human gene discovery programs.

RISKS RELATING TO OUR FINANCIAL RESULTS AND NEED FOR FINANCING

WE HAVE INCURRED SUBSTANTIAL LOSSES, WE EXPECT TO CONTINUE TO INCUR LOSSES AND WE WILL NOT BE SUCCESSFUL UNLESS WE REVERSE THIS TREND

    Millennium Pharmaceuticals has incurred losses in four of the last six years, including in the year ended December 31, 1999. Millennium Pharmaceuticals expects to continue to incur substantial operating losses in future periods. Millennium Predictive Medicine has incurred losses in each year since the date of its inception. To date, substantially all of our revenues have resulted from payments from strategic alliance partners. We have not received any revenues from the sale of products or clinical or diagnostic services.

    We expect to increase our spending significantly as we continue to expand our infrastructure, research and development programs and commercialization activities. As a result, we will need to generate significant revenues to pay these costs and achieve profitability. We cannot be certain whether or when we will become profitable because of the significant uncertainties with respect to our ability to generate revenues from the sale of products and services and from existing and potential future strategic alliances.

MILLENNIUM PHARMACEUTICALS' SUBSTANTIAL INDEBTEDNESS MAY ADVERSELY AFFECT ITS CASH FLOW AND OPERATIONS AND BE DIFFICULT FOR IT TO REPAY, WHICH COULD ADVERSELY AFFECT THE VALUE OF YOUR INVESTMENT IN MILLENNIUM PHARMACEUTICALS


    Millennium Pharmaceuticals has substantial amounts of outstanding indebtedness, primarily its 5.50% convertible subordinated notes due
January 15, 2007. Millennium Pharmaceuticals also may obtain additional long term debt and working capital lines of credit. As a result of this indebtedness, Millennium Pharmaceuticals' principal and interest payment obligations are substantial. Under the terms of our indebtedness and capital lease lines outstanding as of March 31, 2000, we are required to make total principal payments of $7,265,207 and interest payments of $19,022,129 to our lenders in 2000. There is the possibility that Millennium Pharmaceuticals may be unable to generate cash sufficient to pay the principal of, interest on and other amounts due in respect of its indebtedness when due. In particular, Millennium Pharmaceuticals may require funds from external sources, such as new borrowings, to repay its 5.50% convertible subordinated notes when their entire principal amounts become due in a single payment on their maturity date.


    Millennium Pharmaceuticals' substantial leverage could have significant negative consequences, including:

    - increasing our vulnerability to general adverse economic and industry conditions;

    - limiting our ability to obtain additional financing;

    - requiring the dedication of a substantial portion of our cash from operations to service our indebtedness, thereby reducing the amount of our cash available for other purposes, including capital expenditures;

    - limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

    - placing us at a possible competitive disadvantage vis-a-vis less leveraged competitors and competitors that have better access to capital resources.

    It is likely that we will require funds from external sources, such as a new loan facility, in order to repay its outstanding notes.

WE MAY NEED ADDITIONAL FINANCING, WHICH MAY BE DIFFICULT TO OBTAIN; OUR FAILURE TO OBTAIN NECESSARY FINANCING OR DOING SO ON UNATTRACTIVE TERMS COULD ADVERSELY AFFECT OUR DISCOVERY AND DEVELOPMENT PROGRAMS AND OTHER OPERATIONS

    We will require substantial funds to conduct research and development, including preclinical testing and clinical trials of our potential products, meet our obligations to our strategic alliance partners, manufacture and market any products and services that are approved for commercial sale and meet our debt service obligations. Additional financing may not be available when we need it or may not be available on terms that are favorable to us.

    If we are unable to obtain adequate funding on a timely basis, we may be required to significantly curtail one or more of our discovery or development programs. We could be required to seek funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates or products which we would otherwise pursue on our own.

RISKS RELATING TO STRATEGIC ALLIANCE PARTNERS

WE DEPEND SIGNIFICANTLY ON OUR STRATEGIC ALLIANCE PARTNERS TO DEVELOP AND COMMERCIALIZE PRODUCTS AND SERVICES BASED ON OUR WORK; OUR BUSINESS MAY SUFFER IF ANY OF OUR STRATEGIC ALLIANCE PARTNERS BREACHES ITS AGREEMENT OR FAILS TO SUPPORT OR TERMINATES ITS ALLIANCE WITH US

    We conduct most of our discovery and development activities through strategic alliances. The success of these programs depends heavily on the efforts and activities of our strategic alliance partners. Each of our alliance partners has significant discretion in determining the efforts and resources that they will apply to the alliance. Our existing and any future alliances may not be scientifically or commercially successful.

    The risks that we face in connection with these alliances include:

    - All of our strategic alliance agreements are subject to termination under various circumstances, including in many cases on short notice without cause.

    - In our strategic alliance agreements, we generally agree not to conduct specified types of research and development in the field that is the subject of the alliance. These agreements may have the effect of limiting the areas of research and development we may pursue, either alone or in collaboration with third parties.

    - Our alliance partners may develop and commercialize, either alone or with others, products and services that are similar to or competitive with the products and services that are the subject of the alliance with us.

    - Our alliance partners may change the focus of their development and commercialization efforts. Pharmaceutical and biotechnology companies historically have re-evaluated their priorities following mergers and consolidations, which have been common in recent years in these industries.

    - We will rely on our alliance partners to manufacture most products covered by our alliances. For example, Becton Dickinson has the sole right to manufacture the Melastatin-TM- detection product.

WE MAY NOT BE SUCCESSFUL IN ESTABLISHING ADDITIONAL STRATEGIC ALLIANCES, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS

    An important element of our business strategy is entering into strategic alliances for the development and commercialization of products and services based on our discoveries. We face significant competition in seeking appropriate alliance partners. Moreover, these alliance arrangements are complex to negotiate and time-consuming to document. We may not be successful in our efforts to establish additional strategic alliances or other alternative arrangements. The terms of any additional strategic alliances or other arrangements that we establish may not be favorable to us. Moreover, such strategic alliances or other arrangements may not be successful.

RISKS RELATING TO INTELLECTUAL PROPERTY

IF WE ARE UNABLE TO OBTAIN PATENT PROTECTION FOR OUR DISCOVERIES, THE VALUE OF OUR TECHNOLOGY AND PRODUCTS WILL BE ADVERSELY AFFECTED; IF WE INFRINGE PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, WE MAY NOT BE ABLE TO DEVELOP AND COMMERCIALIZE OUR PRODUCTS AND SERVICES OR THE COST OF DOING SO MAY INCREASE

    Our patent positions, and those of other pharmaceutical and biotechnology companies, are generally uncertain and involve complex legal, scientific and factual questions.

    Our ability to develop and commercialize products and services depends in significant part on our ability to:

    - Obtain patents;

    - Obtain licenses to the proprietary rights of others on commercially reasonable terms;

    - Operate without infringing upon the proprietary rights of others;

    - Prevent others from infringing on our proprietary rights; and

    - Protect trade secrets.

    If we are unable to obtain patent protection for our discoveries or are unsuccessful in preventing others from infringing on our proprietary rights, the value of our technology and products will be adversely affected. If we infringe patent or other intellectual property rights of third parties, we may not be able to develop and commercialize our products and services or we may be required to pay substantial fees or royalties to do so.

THERE IS SIGNIFICANT UNCERTAINTY ABOUT THE VALIDITY AND PERMISSABLE SCOPE OF GENOMICS PATENTS IN OUR INDUSTRY, WHICH MAY MAKE IT DIFFICULT FOR US TO OBTAIN PATENT PROTECTION FOR OUR DISCOVERIES

    The validity and permissable scope of patent claims in the pharmaceutical and biotechnology fields, including the genomics field, involve important unresolved legal principles and are the subject of public policy debate in the United States and abroad. For example, there is significant uncertainty both in the United States and abroad regarding the patentability of gene sequences in the absence of functional data and the scope of patent protection available for full-length genes and partial gene sequences. Moreover, certain groups have made certain gene sequences available in publicly accessible databases. These and other disclosures may adversely affect our ability to obtain patent protection for gene sequences claimed by us in patent applications that we file subsequent to such disclosures. There is also some uncertainty as to whether human clinical data will be required for issuance of patents for human therapeutics. If such data are required, our ability to obtain patent protection could be delayed or otherwise adversely affected.

THIRD PARTIES MAY OWN OR CONTROL PATENTS OR PATENT APPLICATIONS AND REQUIRE US TO SEEK LICENSES, WHICH COULD INCREASE OUR DEVELOPMENT AND COMMERCIALIZATION COSTS, OR PREVENT US FROM DEVELOPING OR MARKETING PRODUCT OR SERVICE CANDIDATES


    We may not have rights under some patents or patent applications related to our proposed products, processes or services. Third parties may own or control these patents and patent applications in the United States and abroad. Therefore, in some cases, such as those detailed below, to develop, manufacture, sell or import certain of our proposed products, processes or services, we or our alliance partners may choose to seek or be required to seek licenses under third party patents issued in the United States and abroad or those which might issue from United States and foreign patent applications. In such event, we would be required to pay license fees or royalties or both to the licensor. If licenses are not available to us on acceptable terms, we or our alliance partners may not be able to develop, manufacture, sell or import these products, processes or services.


    With respect to Millennium Pharmaceuticals' product candidate LDP-01, we are aware of third party patents and patent applications which relate to certain anti-CD18 antibodies and their use in various methods of treatment including methods of reperfusion therapy and methods of treating focal ischemic stroke. In addition, Millennium Pharmaceuticals' LDP-01, LDP-02 and
CAMPATH-Registered Trademark- monoclonal antibody product candidates are humanized monoclonal antibodies. We are aware of third party patents and patent applications which relate to certain humanized or modified antibodies, products useful for making humanized or modified antibodies, and processes for making and using humanized or modified antibodies. We are also aware of third party patents and patent applications relating to certain manufacturing processes, products thereof and materials useful in such processes.

    Millennium Pharmaceuticals' product candidates LDP-977, LDP-341, and LDP-519 are all small molecule drug candidates. With respect to LDP-341, we are aware of third party patents or patent applications which relate to either intermediates or synthetic processes used in the synthesis of these compounds. Additionally, for the use of LDP-341 and LDP-519 in the treatment of infarctions we are aware of the existence of a potentially interfering patent application filed by one of our former consultants.

WE MAY BECOME INVOLVED IN EXPENSIVE PATENT LITIGATION OR OTHER PROCEEDINGS, WHICH COULD RESULT IN OUR INCURRING SUBSTANTIAL COSTS AND EXPENSES OR SUBSTANTIAL LIABILITY FOR DAMAGES OR REQUIRE US TO STOP OUR DEVELOPMENT AND COMMERCIALIZATION EFFORTS

    There has been substantial litigation and other proceedings regarding the patent and other intellectual property rights in the pharmaceutical and biotechnology industries. We may become a party to patent litigation or other proceedings regarding intellectual property rights. For example, we believe that we hold patent applications that cover genes that are also claimed in patent applications filed by others. Interference proceedings before the United States Patent and Trademark Office may be necessary to establish which party was the first to invent these genes.

    The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the cost of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. If a patent litigation or other proceeding is resolved against us, we or our alliance partners may be enjoined from developing, manufacturing, selling or importing our products, processes or services without a license from the other party and we may be held liable for significant damages. We may not be able to obtain any required license on commercially acceptable terms or at all.

    Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

RISKS RELATING TO PRODUCT MANUFACTURING, MARKETING AND SALES

BECAUSE MANY OF THE PRODUCTS AND SERVICES THAT WE DEVELOP WILL BE BASED ON NEW TECHNOLOGIES AND THERAPEUTIC APPROACHES, THE MARKET MAY NOT BE RECEPTIVE TO THESE PRODUCTS AND SERVICES UPON THEIR INTRODUCTION

    The commercial success of our products and services that are approved for marketing will depend upon their acceptance by the medical community and third party payors as clinically useful, cost effective and safe. Many of the products and services that we are developing are based upon new technologies or therapeutic approaches. As a result, it may be more difficult for us to achieve market acceptance of our products and services, particularly the first products and services that we introduce to the market based on new technologies and therapeutic approaches.

BECAUSE WE HAVE NO SALES, MARKETING OR DISTRIBUTION EXPERIENCE AND CAPABILITIES, WE WILL BE DEPENDENT ON THIRD PARTIES TO SUCCESSFULLY PERFORM THESE FUNCTIONS OR WILL BE REQUIRED TO INCUR SIGNIFICANT COSTS AND DEVOTE SIGNIFICANT EFFORTS TO DEVELOP THESE CAPABILITIES

    We have no sales, marketing or distribution experience and capabilities. We plan to rely significantly on sales, marketing and distribution arrangements with our strategic alliance partners and other third parties for the products and services that we are developing. For example, Millennium Pharmaceuticals' partnership that holds CAMPATH-Registered Trademark- monoclonal antibody will rely solely upon Schering AG and its U.S. affiliate, Berlex Laboratories, for the marketing, distribution and sale of the CAMPATH-Registered Trademark-monoclonal antibody product throughout the world other than the Far East.

    If in the future we determine to perform sales, marketing and distribution functions ourselves, we would face a number of additional risks, including the need to recruit experienced marketing and sales personnel.

BECAUSE WE HAVE LIMITED MANUFACTURING CAPABILITIES, WE WILL BE DEPENDENT ON THIRD PARTY MANUFACTURERS TO MANUFACTURE PRODUCTS FOR US OR WILL BE REQUIRED TO INCUR SIGNIFICANT COSTS AND DEVOTE SIGNIFICANT EFFORTS TO ESTABLISH OUR OWN MANUFACTURING FACILITIES AND CAPABILITIES

    We have limited manufacturing experience and no commercial scale manufacturing capabilities. In order to continue to develop products and services, apply for regulatory approvals and, ultimately, commercialize any products and services, we will need to develop, contract for or otherwise arrange for the necessary manufacturing capabilities.

    We currently rely upon third parties to produce material for preclinical testing purposes and expect to continue to do so in the future. We also expect to rely upon other third parties, including our strategic alliance partners, to produce materials required for clinical trials and for the commercial production of certain of our products if we succeed in obtaining necessary regulatory approvals. Millennium Pharmaceuticals' partnership with ILEX Oncology relies on Boehringer Ingleheim as the sole source manufacturer of CAMPATH-Registered Trademark- monoclonal antibody.


    There are a limited number of manufacturers that operate under the FDA's good manufacturing practices regulations capable of manufacturing for us. As a result, we have experienced some difficulty finding manufacturers for our products with adequate capacity for our anticipated future needs. If we are unable to arrange for third party manufacturing of our products, or to do so on commercially reasonable terms, we may not be able to complete development of our products or market them.



    Reliance on third party manufacturers entails risks to which we would not be subject if we manufactured products ourselves, including reliance on the third party for regulatory compliance and quality assurance, the possibility of breach of the manufacturing agreement by the third party because of factors beyond our control and the possibility of termination or nonrenewal of the agreement by the third party, based on its own business priorities, at a time that is costly or inconvenient for us.

    We may in the future determine to manufacture certain of our products in our own manufacturing facilities. We will require substantial additional funds and need to recruit qualified personnel in order to build or lease and operate any manufacturing facilities.

IF WE FAIL TO OBTAIN AN ADEQUATE LEVEL OF REIMBURSEMENT FOR OUR FUTURE PRODUCTS OR SERVICES BY THIRD PARTY PAYORS, THERE MAY BE NO COMMERCIALLY VIABLE MARKETS FOR OUR PRODUCTS OR SERVICES

    The availability and levels of reimbursement by governmental and other third party payors affects the market for any pharmaceutical product or healthcare service. These third party payors continually attempt to contain or reduce the costs of healthcare by challenging the prices charged for medical products and services. In certain foreign countries, particularly the countries of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. We may not be able to sell our products and services profitably if reimbursement is unavailable or limited in scope or amount.

    In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system. Further proposals are likely. The potential for adoption of these proposals affects or will affect our ability to raise capital, obtain additional collaborative partners and market our products.

    If we or our alliance partners obtain marketing approvals for our products and services, we expect to experience pricing pressure due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative proposals.

ETHICAL, LEGAL AND SOCIAL ISSUES RELATED TO GENETIC TESTING MAY CAUSE OUR DIAGNOSTIC PRODUCTS TO BE REJECTED BY CUSTOMERS OR PROHIBITED OR CURTAILED BY GOVERNMENTAL AUTHORITIES

    Diagnostic tests that evaluate genetic predisposition to disease raise issues regarding the use and confidentiality of the information provided by such tests. Insurance carriers and employers might discriminate on the basis of such information, resulting in a significant barrier to the acceptance of such tests by customers. This type of discrimination could cause governmental authorities to prohibit or limit the use of such tests.

RISKS RELATING TO AN INVESTMENT IN MILLENNIUM PHARMACEUTICALS COMMON STOCK

MILLENNIUM PHARMACEUTICALS HAS ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT A TAKEOVER THAT STOCKHOLDERS MAY CONSIDER FAVORABLE.

    Provisions of Millennium Pharmaceuticals' certificate of incorporation and bylaws and of Delaware law could have the effect of delaying, deferring or preventing an acquisition of Millennium Pharmaceuticals. For example, Millennium Pharmaceuticals has divided its board of directors into three classes that serve staggered three-year terms, Millennium Pharmaceuticals may authorize the issuance of up to 5,000,000 shares of "blank check" preferred stock, its stockholders may not take actions by written consent and its stockholders are limited in their ability to make proposals at stockholder meetings.

MILLENNIUM PHARMACEUTICALS STOCK PRICE COULD BE VOLATILE, WHICH COULD CAUSE YOU TO LOSE PART OR ALL OF YOUR INVESTMENT

    The market price of our common stock, like that of the common stock of many other biotechnology companies, may be highly volatile. Factors such as:

    - announcements of technological innovations or new commercial products by us or our competitors,

    - disclosure of results of clinical testing or regulatory proceedings,

    - governmental regulation and approvals,

    - developments in patent or other proprietary rights, including as a result of any public policy concerns,

    - public concern as to the safety of products developed by us,

    - our financial results, and

    - general market conditions

may have a significant effect on the market price of our common stock. In addition, the stock market has experienced extreme price and volume fluctuations. The volatility has significantly affected the market prices of securities of many biotechnology and pharmaceutical companies for reasons frequently unrelated to or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

               MILLENNIUM PHARMACEUTICALS SELECTED FINANCIAL DATA

    The following selected financial data for the five-year period ended December 31, 1999 are derived from the audited financial statements of Millennium Pharmaceuticals. The data should be read in conjunction with the financial statements, related notes and other financial information included or incorporated by reference herein. See "Where You Can Find More Information."


                                                             YEAR ENDED DECEMBER 31,
                                              -----------------------------------------------------
                                                1995       1996       1997       1998       1999
                                              --------   --------   --------   --------   ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Consolidated Statement of Operations Data

Revenue under strategic alliances...........  $22,880    $31,764    $ 89,933   $133,682   $ 183,679
Costs and expenses:
  Research and development..................   17,838     34,803      74,828    114,190     159,877
  General and administrative................    3,292      7,973      16,517     24,419      32,896
  Acquired in-process R&D...................       --         --      83,800         --     350,503
  Amortization of intangible asset..........       --         --       2,397      2,702       3,816
                                              -------    -------    --------   --------   ---------
                                               21,130     42,776     177,542    141,311     547,092
                                              -------    -------    --------   --------   ---------
Income (loss) from operations...............    1,750    (11,012)    (87,609)    (7,629)   (363,413)
Interest income (expense), net..............     (466)     2,244       2,977      3,788       9,473
Minority interest...........................       --         --       3,410     14,179       1,980
                                              -------    -------    --------   --------   ---------

Net income (loss)...........................  $ 1,284    $(8,768)   $(81,222)  $ 10,338   $(351,960)
                                              =======    =======    ========   ========   =========

Basic net income (loss) per share (pro forma
  in 1995 and 1996).........................  $  0.05    $ (0.20)   $  (1.43)  $   0.17   $   (5.23)

Shares used in computing basic net income
  (loss) per share..........................   27,704     43,394      56,646     60,638      72,706
Diluted net income (loss) per share (pro
  forma in 1995 and 1996)...................  $  0.04    $ (0.20)   $  (1.43)  $   0.16   $   (5.23)

Shares used in computing diluted net income
  (loss) per share..........................   35,708     43,394      56,646     63,016      72,706



                                                               AS OF DECEMBER 31,
                                              -----------------------------------------------------
                                                1995       1996       1997       1998       1999
                                              --------   --------   --------   --------   ---------
                                                                 (IN THOUSANDS)
Consolidated Balance Sheet Data

Cash, cash equivalents and marketable
  securities................................  $17,847    $63,848    $ 96,557   $190,964   $ 261,716
Total assets................................   25,105     87,744     144,513    257,954     541,625
Long-term debt, net of current portion......    1,467         --          --         --          --

Capital lease obligation, net of current
  portion...................................    2,499      9,308      19,809     24,827      27,488
Stockholders' equity........................   13,096     66,639      91,755    206,362     439,406


COMPARATIVE PER SHARE DATA

    Set forth below are earnings and book value per share data for Millennium Pharmaceuticals on both historical and pro forma bases.

    - Book value per share for the pro forma combined presentation is based upon outstanding shares of Millennium Pharmaceuticals common stock, adjusted to include shares of Millennium

      Pharmaceuticals common stock assumed to be issued in the merger for outstanding shares of Millennium Predictive Medicine common stock and preferred stock.

    - The information set forth below should be read in conjunction with the audited historical financial statements of Millennium Pharmaceuticals incorporated by reference in this information statement/prospectus.


                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
Millennium Pharmaceuticals--Historical
  Income (loss) per common share:
  Basic.....................................................      $  (5.23)
  Diluted...................................................      $  (5.23)
  Book value per share at period end........................      $   4.92

Millennium Pharmaceuticals/Millennium Predictive Medicine--
  Pro Forma Combined
  Income (loss) per common share:
  Basic.....................................................      $  (5.78)
  Diluted...................................................      $  (5.78)
  Book value per share at period end........................      $   4.68


                         MARKET PRICE AND DIVIDEND DATA


    The following table reflects the range of the reported high and low last sale prices of shares of Millennium Pharmaceuticals common stock on the Nasdaq National Market. The prices listed below have been retroactively adjusted for the two-for-one stock split of our common stock which was effected on April 18, 2000.



                                                                 COMMON STOCK
                                                              -------------------
                                                                HIGH       LOW
                                                              --------   --------
1998:
  First quarter.............................................  $ 11.19    $  8.88
  Second quarter............................................  $  9.50    $  7.07
  Third quarter.............................................  $  9.35    $  5.29
  Fourth quarter............................................  $ 12.94    $  7.38
1999:
  First quarter.............................................  $ 19.07    $ 12.72
  Second quarter............................................  $ 20.19    $ 15.00
  Third quarter.............................................  $ 38.71    $ 18.38
  Fourth quarter............................................  $ 70.85    $ 31.13
2000:
  First quarter.............................................  $157.28    $ 58.24
  Second quarter (through April 27, 2000)...................  $ 86.81    $ 52.38



    Millennium Pharmaceuticals common stock is listed on the Nasdaq Stock Market under the symbol "MLNM." The common stock of Millennium Pharmaceuticals has been listed on the Nasdaq Stock Market since May 6, 1996. Prior to May 6, 1996, Millennium Pharmaceuticals' common stock was not publicly traded. On March 1, 2000, the last full trading day prior to the announcement of the merger, the closing price per share of Millennium Pharmaceuticals common stock was $127.88 (as retroactively adjusted for our two-for-one common stock split effected on
April 18, 2000), as reported on the Nasdaq Stock Market. On             , 2000,
the most recent practicable date prior to the mailing of
this information statement/prospectus, the closing price per share of Millennium
Pharmaceuticals common stock was $            , as reported on the Nasdaq Stock
Market.



    Millennium Pharmaceuticals has applied for the listing on the Nasdaq Stock Market of the shares of Millennium Pharmaceuticals common stock to be issued in the merger.


    Millennium Pharmaceuticals has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of Millennium Pharmaceuticals' board of directors.

    There is no established public trading market for shares of Millennium Predictive Medicine stock.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This information statement/prospectus and the documents incorporated by reference in this information statement/prospectus contain forward-looking statements that involve substantial risks and uncertainties. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. You should read statements that contain these words carefully because, with respect to both Millennium Pharmaceuticals and Millennium Predictive Medicine, they discuss future expectations, contain projections of future results of operations or of financial position or state other "forward-looking" information. The important factors listed above in the section captioned "Risk Factors," as well as any cautionary language in this information statement/prospectus, provide examples of risks, uncertainties and events that may cause the actual results of either company to differ materially from the expectations described in these forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this information statement/prospectus could have an adverse effect on the business, results of operations and financial position of Millennium Pharmaceuticals or Millennium Predictive Medicine.

    Any forward-looking statements in this information statement/prospectus and the documents incorporated by reference in this information statement/prospectus are not guarantees of future performances, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, possibly materially. Millennium Pharmaceuticals and Millennium Predictive Medicine disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section.

                                   THE MERGER

GENERAL

    We are furnishing this information statement/prospectus to you in connection with the proposed merger of Millennium Predictive Medicine with and into MPMx Acquisition Corp., a wholly-owned subsidiary of Millennium Pharmaceuticals formed for this transaction.


    In the merger, each outstanding share of Millennium Predictive Medicine common stock and preferred stock will be converted into 0.4 shares of Millennium Pharmaceuticals common stock. If the shares of Millennium Pharmaceuticals common stock that you would receive in the merger include a fraction of a share of Millennium Pharmaceuticals common stock, Millennium Pharmaceuticals will instead pay you an amount in cash equal to that fractional interest rather than give you a fractional share of Millennium Pharmaceuticals common stock.


    This information statement/prospectus is to inform you of the merger. Your vote is not required for the merger because the holders of 100% of the voting stock of Millennium Predictive Medicine, Millennium Pharmaceuticals and Becton, Dickinson and Company, executed and delivered to Millennium Predictive Medicine on March 1, 2000 a written consent in lieu of a meeting of stockholders approving and adopting the merger agreement and the merger. As a result, no meeting or further approval or consent of stockholders of Millennium Predictive Medicine is necessary to effect the merger. The merger will become effective no earlier than 20 business days after this information statement/prospectus is mailed to Millennium Predictive Medicine stockholders.


    This information statement/prospectus also constitutes a prospectus of Millennium Pharmaceuticals, which is a part of the registration statement on Form S-4 filed by Millennium Pharmaceuticals with the Securities and Exchange Commission under the Securities Act of 1933 in order to register the shares of Millennium Pharmaceuticals common stock to be issued to Millennium Predictive Medicine stockholders. The total aggregate amount of consideration to be received by Millennium Predictive Medicine's stockholders in the merger, other than Millennium Pharmaceuticals, based on the closing price per share of Millennium Pharmaceuticals common stock on April 27, 2000 of $63.25, is approximately $86 million.


MILLENNIUM PHARMACEUTICALS' REASONS FOR THE MERGER

    Millennium Pharmaceuticals expects to benefit from the merger by enhancing its ability to more closely align efforts in therapeutic discovery and developments with its efforts in predictive medicine. Millennium Pharmaceuticals believes that its ability to pursue business opportunities, apply pharmacogenomics broadly, and develop external relationships with additional pharmaceutical and other alliance partners will be enhanced by the merger.

MILLENNIUM PREDICTIVE MEDICINE'S REASONS FOR THE MERGER

    Based on the recommendation of its special committee, the board of directors of Millennium Predictive Medicine believes that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interest of, Millennium Predictive Medicine and its stockholders. Accordingly, the board of directors of Millennium Predictive Medicine approved the merger agreement. In reaching their respective determinations, the special committee and the board of directors consulted with the management of Millennium Predictive Medicine, as well as the legal counsel retained by the special committee, and considered a number of factors, including the following:

    - The merger consideration and recent trading prices for Millennium Pharmaceuticals common stock;

    - The fact that Millennium Predictive Medicine common stock and preferred stock, which is illiquid, will be converted into a security which is tradable on the Nasdaq Stock Market;

    - Millennium Predictive Medicine's strategic alternatives, including remaining a separate company;

    - Millennium Pharmaceuticals' stated desire not to consider offers to sell its position in Millennium Predictive Medicine, making it impracticable to solicit any third-party bidder for Millennium Predictive Medicine;

    - The financial presentation of Deutsche Banc Alex. Brown, and its opinion dated March 1, 2000 as to the fairness, from a financial point of view, of the conversion ratio to the holders of Millennium Predictive Medicine common stock, other than Millennium Pharmaceuticals; and

    - The terms and conditions of the merger agreement, including the price, the scope of the parties' representations, warranties, covenants and agreements and the limited number of conditions to the obligations of Millennium Pharmaceuticals.

    In reaching their determinations regarding the merger agreement, the special committee and the board of directors did not view any single reason as determinative. The special committee and the board of directors did not find it necessary or practicable to assign relative and specific weights to the reasons considered. Furthermore, individual directors may have given different weights to different reasons.

BACKGROUND OF THE MERGER

    During October and November 1999, Kenneth Conway, the chief executive officer of Millennium Predictive Medicine, and Mark Levin, Steven Holtzman, John Douglas and Kevin Starr, executive officers of Millennium Pharmaceuticals, initiated discussions regarding the strategic rationale for a business combination of the two companies. On December 1, 1999, the board of directors of Millennium Pharmaceuticals held preliminary discussions regarding a possible merger with Millennium Predictive Medicine. At this meeting, the board of directors reached a consensus that merger discussions should be pursued and formed a special committee, consisting of Grant Heidrich and Eric Lander, to further investigate the benefits of a merger between the two companies.

    On December 15, 1999, the board of directors of Millennium Predictive Medicine held a meeting during which the board discussed a possible merger with Millennium Pharmaceuticals. At this meeting, the Millennium Predictive Medicine board of directors reached a consensus that merger discussions should be pursued and formed a special independent committee, consisting of Marcia Radosevich, and appointed it with the authority to retain legal counsel and an investment banking firm.

    On December 21, 1999, a teleconference took place among officers of Millennium Predictive Medicine, including Kenneth Conway, Janet Bush and Laurence Reid, executive officers of Millennium Pharmaceuticals, including Kevin Starr and John Douglas, and Vincent Forlenza, a director of Millennium Predictive Medicine and an officer of Becton Dickinson, and three other representatives of Becton Dickinson. The participants discussed various tax and accounting issues relating to the potential merger and possible changes to the strategic alliance between Becton Dickinson and Millennium Predictive Medicine.

    In late December 1999 and January 2000, officers of Millennium Predictive Medicine and Millennium Pharmaceuticals held several discussions with representatives of Becton Dickinson regarding various tax and accounting issues relating to the merger.

    In late January 2000, Mark Levin, the chief executive officer of Millennium Pharmaceuticals, Kevin Starr, John Douglas and Kenneth Conway held several discussions regarding the consideration to be paid to stockholders of Millennium Predictive Medicine and the terms of a merger agreement.

    On January 26, 2000, Vincent Forlenza and other representatives of Becton Dickinson met with Kenneth Conway, Marcia Radosevich, Kevin Starr and John Douglas to discuss the consideration to be paid to Millennium Predictive Medicine stockholders in the potential merger and the terms of a merger agreement.

    On January 27, 2000 and January 28, 2000, Vincent Forlenza and John Douglas spoke further by telephone about possible merger consideration and agreement terms.

    On January 31, 2000, at a regularly scheduled meeting, the board of directors of Millennium Pharmaceuticals received an update on the status of the merger discussions from Mark Levin and John Douglas and from Kenneth Conway, representing Millennium Predictive Medicine.

    In late January 2000 and early February 2000, John Douglas, Kevin Starr and Mark Levin met several times, and spoke by telephone, with Kenneth Conway, Marcia Radosevich and Vincent Forlenza regarding merger consideration and possible conversion ratios.

    In mid-February 2000, John Douglas, Kenneth Conway, Marcia Radosevich and Vincent Forlenza tentatively agreed on a fixed conversion ratio of five shares of Millennium Predictive Medicine stock for one share of Millennium Pharmaceuticals common stock.

    In mid-February 2000, the special committee of the Millennium Predictive Medicine board of directors retained Mintz Levin Cohn Ferris Glovsky and Popeo PC to provide legal advice and engaged Deutsche Banc Alex. Brown to render an opinion to the special committee as to the fairness, from a financial point of view, of the conversion ratio to be provided for in the merger to the holders of Millennium Predictive Medicine common stock, other than Millennium Pharmaceuticals.

    Throughout February 2000, John Douglas provided periodic reports to the members of the special committee of the Millennium Pharmaceuticals board of directors on the status of the merger discussions.

    On March 1, 2000, the board of directors of Millennium Pharmaceuticals met and reviewed the final terms and conditions of the proposed transaction. The special committee recommended to the board of directors the approval of the merger agreement. After discussion, the board of directors unanimously approved the terms of the merger agreement presented to it and authorized its execution.

    On that same day, following a separate meeting of its special committee, the board of directors of Millennium Predictive Medicine met and reviewed the final terms and conditions of the proposed transactions. Mintz Levin Cohn Ferris Glovsky and Popeo PC, legal counsel to the special committee, advised the board on the terms of the merger agreement. Deutsche Banc Alex. Brown made a financial presentation regarding the conversion ratio provided for in the proposed merger, first to the special committee and then to the full board, and rendered to the special committee its opinion to the effect that, as of the date of the opinion and based on and subject to the matters described in its opinion, the conversion ratio was fair, from a financial point of view, to the holders of Millennium Predictive Medicine common stock, other than Millennium Pharmaceuticals. The special committee then recommended to the board of directors the approval of the merger agreement. After discussion, the board of directors unanimously approved the terms of the merger agreement presented to it and authorized its execution and the execution.

    The definitive merger agreement was signed that day, and the signing was announced on March 2, 2000.

OPINION OF DEUTSCHE BANC ALEX. BROWN

    Millennium Predictive Medicine engaged Deutsche Banc Alex. Brown to render an opinion to the Millennium Predictive Medicine special committee as to the fairness, from a financial point of view, of the conversion ratio provided for in the merger to the holders of Millennium Predictive Medicine common stock, other than Millennium Pharmaceuticals. On March 1, 2000, at a meeting of the special committee held to evaluate the proposed merger, Deutsche Banc Alex. Brown rendered an oral opinion, confirmed by delivery of a written opinion dated March 1, 2000, to the effect that, as of that date and based on and subject to the matters described in its opinion, the conversion ratio was fair, from a financial point of view, to the holders of Millennium Predictive Medicine common stock other than Millennium Pharmaceuticals.

    The full text of Deutsche Banc Alex. Brown's written opinion dated March 1, 2000, which describes the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix B and is incorporated into this information statement/prospectus by reference. DEUTSCHE BANC ALEX. BROWN'S OPINION IS DIRECTED TO THE MILLENNIUM PREDICTIVE MEDICINE SPECIAL COMMITTEE AND ADDRESSES ONLY THE FAIRNESS OF THE CONVERSION RATIO FROM A FINANCIAL POINT OF VIEW. THE OPINION DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY MILLENNIUM PREDICTIVE MEDICINE TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTERS RELATING TO THE MERGER. The summary of Deutsche Banc Alex. Brown's opinion described below is qualified in its entirety by reference to the full text of its opinion.

    In arriving at its opinion, Deutsche Banc Alex. Brown:

       - reviewed publicly available financial and other information concerning Millennium Predictive Medicine and Millennium Pharmaceuticals and internal analyses and other information which Millennium Predictive Medicine, Millennium Pharmaceuticals and their advisors furnished to or discussed with Deutsche Banc Alex. Brown;

       - held discussions with members of the senior management of Millennium Predictive Medicine and Millennium Pharmaceuticals regarding the business and prospects of their companies and the joint prospects of a combined company;

       - reviewed the reported prices and trading activity for Millennium Pharmaceuticals common stock;

       - compared financial and stock market information for Millennium Predictive Medicine and Millennium Pharmaceuticals with similar information for other companies whose securities are publicly traded;

       - reviewed the financial terms of recent business combinations which Deutsche Banc Alex. Brown deemed comparable in whole or in part;

       - reviewed the terms of the merger agreement; and

       - performed other studies and analyses and considered other factors as Deutsche Banc Alex. Brown deemed appropriate.

    Deutsche Banc Alex. Brown did not assume responsibility for independent verification of, and did not independently verify, any information, whether publicly available or furnished to Deutsche Banc Alex. Brown, concerning Millennium Predictive Medicine, Millennium Pharmaceuticals or the combined company, including any financial information, forecasts or projections considered in connection with the rendering of its opinion. For purposes of its opinion, Deutsche Banc Alex. Brown assumed and relied on the accuracy and completeness of all information that it reviewed and did not conduct a physical inspection of any of the properties or assets, or prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of Millennium Predictive Medicine or Millennium Pharmaceuticals. With respect to the financial forecasts and projections that were made available to Deutsche Banc Alex. Brown and used in its analyses, Millennium Predictive Medicine advised Deutsche Banc Alex. Brown, and Deutsche Banc Alex. Brown assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Millennium Predictive Medicine and Millennium Pharmaceuticals. Deutsche Banc Alex. Brown's opinion was necessarily based on economic, market and other conditions existing on, and the information made available to Deutsche Banc Alex. Brown as of, the date of its opinion.

    For purposes of rendering its opinion, Deutsche Banc Alex. Brown assumed that, in all respects material to its analysis, the representations and warranties of Millennium Predictive Medicine, Millennium Pharmaceuticals and MPMx Acquisition Corp. contained in the merger agreement were true and correct, Millennium Predictive Medicine, Millennium Pharmaceuticals and MPMx Acquisition Corp. will each perform all of the covenants and agreements to be performed by it under the merger agreement and all conditions to the obligations of each of Millennium Predictive Medicine, Millennium Pharmaceuticals and MPMx Acquisition Corp. to consummate the merger will be satisfied without any waiver.

    Deutsche Banc Alex. Brown also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the merger will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Millennium Predictive Medicine or Millennium Pharmaceuticals is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Millennium Predictive Medicine or Millennium Pharmaceuticals or materially reduce the contemplated benefits of the merger to Millennium Predictive Medicine, Millennium Pharmaceuticals or the combined company.

    Millennium Predictive Medicine informed Deutsche Banc Alex. Brown, and for purposes of rendering its opinion Deutsche Banc Alex. Brown assumed, that the merger is expected to qualify as a tax-free reorganization for federal income tax purposes. In connection with its opinion, Deutsche Banc Alex. Brown was not requested to, and did not, participate in the negotiation or structuring of the merger, and Deutsche Banc Alex. Brown was not authorized to, and did not, solicit interest from any party with respect to the acquisition or all or a part of Millennium Predictive Medicine. Deutsche Banc Alex. Brown expressed no opinion as to the price at which the Millennium Pharmaceuticals common stock will trade at any time. No other instructions or limitations were imposed by the Millennium Predictive Medicine special committee on Deutsche Banc Alex. Brown with respect to the investigations made or the procedures followed by it in rendering its opinion.

    The following is a summary of the material financial analyses performed by Deutsche Banc Alex. Brown in connection with its opinion to the special committee dated March 1, 2000:

CONTRIBUTION ANALYSIS.

    Deutsche Banc Alex. Brown analyzed the respective contributions of Millennium Predictive Medicine and Millennium Pharmaceuticals to the combined company. Deutsche Banc Alex. Brown calculated the contributions of Millennium Predictive Medicine and Millennium Pharmaceuticals as to latest 12 months and estimated calendar years 2000 through 2004 revenues, committed research funding, expected research funding and book value, both before and after taking into account Millennium Predictive Medicine royalties, based both on internal estimates of the management of Millennium Predictive Medicine and on publicly available research analysts' estimates.

ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS.

    Deutsche Banc Alex. Brown reviewed the purchase prices paid in selected transactions in the life sciences industry and technology values, calculated as equity market value, plus debt, less cash, in the selected transactions as multiples of latest 12 months revenues. Deutsche Banc Alex. Brown then compared the technology value multiples derived from the selected transactions with corresponding multiples for Millennium Predictive Medicine implied by the conversion ratio. Deutsche Banc Alex. Brown also compared technology values of the target companies in the selected transactions to the technology value of Millennium Predictive Medicine implied by the conversion ratio. All multiples and financial data for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.

ANALYSIS OF SELECTED PUBLIC AND PRIVATE COMPANIES.

    Deutsche Banc Alex. Brown compared financial and stock market information for Millennium Predictive Medicine and selected publicly held companies in the life sciences industry. Deutsche Banc Alex. Brown reviewed technology values of the selected publicly held companies as multiples of estimated calendar years 2000 and 2001 revenues. Deutsche Banc Alex. Brown then compared the technology value multiples derived from the selected companies with corresponding multiples for Millennium Predictive Medicine implied by the conversion ratio. All multiples for the selected publicly held companies were based on closing stock prices on February 29, 2000. Deutsche Banc Alex. Brown also reviewed equity market values for selected publicly held companies implied by closing stock prices on February 29, 2000 and for selected privately held companies implied by recent private valuations, and compared those equity market values with the equity market value for Millennium Predictive Medicine implied by the conversion ratio. Estimated financial data for the selected publicly held companies were based on publicly available research analysts' estimates, estimated financial data for the selected privately held companies were based on publicly available financial information and estimated financial data for Millennium Predictive Medicine were based on internal estimates of the management of Millennium Predictive Medicine.

DISCOUNTED CASH FLOW ANALYSIS.

    Deutsche Banc Alex. Brown performed a discounted cash flow analysis to estimate the present value of the unlevered, after-tax free cash flows that Millennium Predictive Medicine could generate during fiscal years 2000 through 2004. The range of estimated terminal values was calculated by applying a range of selected terminal value multiples to the estimated fiscal year 2004 earnings before interest, taxes, depreciation and amortization of Millennium Predictive Medicine. The present value of the cash flows and terminal values were calculated using a range of selected discount rates. Estimated financial data for Millennium Predictive Medicine were based on internal estimates of the management of Millennium Predictive Medicine.

OTHER FACTORS.

    In rendering its opinion, Deutsche Banc Alex. Brown also reviewed and considered other factors, including:

       - a business profile of Millennium Pharmaceuticals;

       - historical market prices, trading volumes and trading characteristics of Millennium Pharmaceuticals common stock and the relationship between movements in Millennium Pharmaceuticals common stock, an index of selected publicly traded companies in the life sciences industry and the S&P 500 index; and

       - selected published analysts' reports, including analysts' earnings per share, growth rate and stock price estimates for Millennium Pharmaceuticals.

    The above summary is not a complete description of Deutsche Banc Alex. Brown's opinion to the Millennium Predictive Medicine special committee or the financial analyses performed and factors considered by Deutsche Banc Alex. Brown in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description.

Deutsche Banc Alex. Brown believes that its analyses and the summary above must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying Deutsche Banc Alex. Brown's analyses and opinion.

    In performing its analyses, Deutsche Banc Alex. Brown considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Millennium Predictive Medicine and Millennium Pharmaceuticals. No company, transaction or business used in the analyses as a comparison is identical to Millennium Predictive Medicine, Millennium Pharmaceuticals or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

    The estimates contained in Deutsche Banc Alex. Brown's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Deutsche Banc Alex. Brown's analyses and estimates are inherently subject to substantial uncertainty.

    The type and amount of consideration payable in the merger was determined through negotiation between the Millennium Predictive Medicine special committee and Millennium Pharmaceuticals, and the decision to enter into the merger was solely that of the Millennium Predictive Medicine special committee and board of directors. Deutsche Banc Alex. Brown's opinion and financial analyses were only one of many factors considered by the special committee in its evaluation of the merger and should not be viewed as determinative of the views of the Millennium Predictive Medicine special committee and board of directors or management with respect to the conversion ratio or the merger.

    Deutsche Banc Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. The special committee selected Deutsche Banc Alex. Brown based on Deutsche Banc Alex. Brown's reputation and expertise.


    Deutsche Banc Alex. Brown maintains a market in securities, and regularly publishes research reports regarding the businesses and securities, of publicly traded companies in the life sciences industry. In the ordinary course of business, Deutsche Banc Alex. Brown and its affiliates may in the future provide services to Millennium Pharmaceuticals unrelated to the proposed merger, for which services Deutsche Banc Alex. Brown and its affiliates would receive compensation, and Deutsche Banc Alex. Brown and its affiliates may actively trade or hold the securities and other instruments and obligations of Millennium Pharmaceuticals for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities, instruments or obligations. Deutsche Banc Alex. Brown and its affiliates hold warrants to purchase 35,066 shares of Millennium Pharmaceuticals common stock at an exercise price of $2.81 per share and 88,000 shares of Millennium Pharmaceuticals common stock at an exercise price of $3.00 per share.


    Under the terms of Deutsche Banc Alex. Brown's engagement, Millennium Predictive Medicine agreed to pay Deutsche Banc Alex. Brown for its services with respect to its opinion an aggregate fee of $250,000 upon delivery of its opinion. In addition, Millennium Predictive Medicine has agreed to reimburse Deutsche Banc Alex. Brown for its reasonable travel and other out-of-pocket expenses, including reasonable fees and disbursements of counsel, and to indemnify Deutsche Banc Alex. Brown and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, Deutsche Banc Alex. Brown's engagement.

MILLENNIUM PREDICTIVE MEDICINE STOCK OPTIONS


    Upon completion of the merger, Millennium Pharmaceuticals will assume Millennium Predictive Medicine's stock option plan and each of the outstanding
options issued under the plan. At April   , 2000, executive officers and
directors of Millennium Predictive Medicine and their affiliates collectively had options to acquire an aggregate of 60,000 shares of Millennium Predictive Medicine Class B common stock.


EFFECTIVE TIME OF THE MERGER

    The merger will occur as soon as practicable on or after the twentieth business day following the date this information statement/prospectus is mailed to the stockholders of Millennium Predictive Medicine. The merger will become effective upon filing of the certificate of merger with the Secretary of State of the State of Delaware or on such later date and time as may be specified in the certificate of merger. The time at which the merger becomes effective is referred to in this document as the "effective time of the merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material federal income tax considerations relevant to the merger that are applicable to holders of Millennium Predictive Medicine common stock and preferred stock. This discussion is based on currently existing provisions of the Internal Revenue Code, existing Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Millennium Pharmaceuticals, Millennium Predictive Medicine or the holders of Millennium Predictive Medicine common stock and preferred stock as described in this section.

    The holders of Millennium Predictive Medicine common stock and preferred stock should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular stockholders in light of their particular circumstances, such as:

    - stockholders who are dealers in securities,

    - who are insurance companies or financial institutions,

    - who hold their shares as a hedge against currency risks, a constructive sale or a conversion transaction,

    - who are foreign persons or entities,

    - who do not hold their Millennium Predictive Medicine common stock and preferred stock as capital assets, or

    - who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions.

    In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws. ACCORDINGLY, HOLDERS OF MILLENNIUM PREDICTIVE MEDICINE COMMON STOCK AND PREFERRED STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

    The consummation of the merger is conditioned upon Hale and Dorr LLP delivering a tax opinion at the closing of the merger to Millennium Pharmaceuticals and Millennium Predictive Medicine that the merger will be treated as a "reorganization" within the meaning of
Section 368(a) of the Code. The tax opinion will be subject to certain assumptions, limitations and qualifications, and is based upon certain factual representations of Millennium Pharmaceuticals and Millennium Predictive Medicine. The form of tax opinion has been filed as an exhibit to the registration statement of which this information statement/prospectus is a part. As a result of the merger qualifying as a reorganization, subject to the assumptions, limitations and qualifications referred to herein and in the tax opinion, the merger should result in the following federal income tax consequences:

    - No gain or loss will be recognized by holders of Millennium Predictive Medicine common stock and preferred stock solely upon their receipt in the merger of Millennium Pharmaceuticals common stock in exchange therefor (except to the extent of cash received in lieu of a fractional share of Millennium Pharmaceuticals common stock).

    - The aggregate tax basis of the Millennium Pharmaceuticals common stock received by holders of Millennium Predictive Medicine common stock and preferred stock in the merger (including any fractional share of Millennium Pharmaceuticals common stock not actually received) will be the same as the aggregate tax basis of the Millennium Predictive Medicine common stock and preferred stock surrendered in exchange therefor.

    - The holding period of the Millennium Pharmaceuticals common stock received by each holder of Millennium Predictive Medicine common stock and preferred stock in the merger will include the period for which the Millennium Predictive Medicine common stock and preferred stock surrendered in exchange therefor was held, provided that the Millennium Predictive Medicine common stock and preferred stock so surrendered was held as a capital asset at the time of the merger.

    - Cash payments received by holder of Millennium Predictive Medicine common stock and preferred stock in lieu of a fractional share will be treated as if such fractional share of Millennium Pharmaceuticals common stock had been issued in the merger and then redeemed by Millennium Pharmaceuticals. A Millennium Predictive Medicine stockholder receiving such cash will recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and basis in such fractional share.

    - Neither Millennium Pharmaceuticals nor Millennium Predictive Medicine will recognize gain or loss solely as a result of the merger.

    The parties will not request a ruling from the Internal Revenue Service in connection with the merger. Holders of Millennium Predictive Medicine common stock and preferred stock should be aware that the tax opinion will not bind the Internal Revenue Service. In addition, the tax opinion is subject to certain assumptions, limitations and qualifications, including but not limited to the truth and accuracy of certain representations made by Millennium Pharmaceuticals and Millennium Predictive Medicine.

    A successful challenge by the Internal Revenue Service to the reorganization status of the merger would result in the holders of Millennium Predictive Medicine common stock and preferred stock recognizing taxable gain or loss with respect to each share of Millennium Predictive Medicine common stock and preferred stock surrendered. The amount of gain or loss would be equal to the difference between the stockholder's basis in such share and the fair market value, as of the effective time of the merger, of the Millennium Pharmaceuticals common stock received in exchange therefor. In such event, a stockholder's aggregate basis in the Millennium Pharmaceuticals common stock so received would equal its fair market value as of the effective time of the merger, and the stockholder's holding period for such stock would begin the day after the merger.

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
ACCOUNTING TREATMENT

    The merger will be accounted for as an exchange of shares between companies under common control, in accordance with generally accepted accounting principles. Under this method of accounting, the recorded book values of the assets, liabilities and shareholders' equity of Millennium Pharmaceuticals and Millennium Predictive Medicine will be combined.

LISTING OF SHARES OF MILLENNIUM PHARMACEUTICALS COMMON STOCK ON THE NASDAQ STOCK
  MARKET

    Millennium Pharmaceuticals has filed a listing notice with the Nasdaq Stock Market to cause the shares of Millennium Pharmaceuticals common stock which are to be issued in the merger and upon exercise of options granted to employees of Millennium Predictive Medicine to be listed for trading on the Nasdaq Stock Market.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS OF MILLENNIUM PREDICTIVE MEDICINE

    If the merger is consummated, a holder of record of Millennium Predictive Medicine stock on the date of making a demand for appraisal, as described below, will be entitled to have those shares appraised by the Delaware Court of Chancery under Section 262 of the Delaware corporation statute and to receive payment for the "fair value" of those shares instead of the consideration provided for in the merger agreement. In order to be eligible to receive this payment, however, a stockholder must (1) continue to hold his or her shares through the time of the merger and (2) strictly comply with the procedures discussed under Section 262.

    This information statement/prospectus is being sent to all holders of record of Millennium Predictive Medicine stock and constitutes notice pursuant to
Section 262(d)(2) of the appraisal rights available to those holders under
Section 262. THE STATUTORY RIGHT OF APPRAISAL GRANTED BY SECTION 262 REQUIRES STRICT COMPLIANCE WITH THE PROCEDURES IN SECTION 262. FAILURE TO FOLLOW ANY OF THESE PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF DISSENTERS' RIGHTS UNDER SECTION 262. THE FOLLOWING IS A SUMMARY OF THE PRINCIPAL PROVISIONS OF
SECTION 262. The following summary is not a complete statement of Section 262 of the Delaware corporation statute, and is qualified in its entirety by reference to Section 262, which is incorporated herein by reference, together with any amendments to the laws that may be adopted after the date of this information statement/prospectus. A copy of Section 262 is attached as Appendix C to this information statement/prospectus.

    NOTICE REQUIREMENTS. Under Section 262, where a merger is approved pursuant to Section 228 of the Delaware General Corporation Law, either before or within ten days after the effective date of the merger, Millennium Pharmaceuticals must notify each stockholder of Millennium Predictive Medicine entitled to appraisal rights of the merger and that appraisal rights are available to the stockholder and include in each notice a copy of Section 262. This information statement/prospectus constitutes the notice of appraisal rights to the record holders of Class B common stock.

    DEMAND FOR APPRAISAL. Only a record holder of shares of Millennium Predictive Medicine stock on the date of making a written demand for appraisal who continuously holds those shares through the time of the merger is entitled to seek appraisal. Demand for appraisal must be executed by or for the holder of record, fully and correctly, as that holder's name appears on the holder's stock certificates representing shares of Millennium Predictive Medicine stock. If Millennium Predictive Medicine stock is owned of record in a fiduciary capacity by a trustee, guardian or custodian, the demand should be made in that capacity. If Millennium Predictive Medicine stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record.

    An authorized agent, including an agent for one or more joint owners, may execute the demand for appraisal for a holder of record; that agent, however, must identify the record owner or owners and expressly disclose in the demand that the agent is acting as agent for the record owner or owners of the shares. If a stockholder holds shares of Millennium Predictive Medicine Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

    A record holder such as a broker, fiduciary, depository or other nominee who holds shares of Millennium Predictive Medicine stock as a nominee for more than one beneficial owner, some of whom desire to demand appraisal, may exercise appraisal rights on behalf of those beneficial owners with respect to the shares of Millennium Predictive Medicine stock, held for those beneficial owners. In that case, the written demand for appraisal should state the number of shares of Millennium Predictive Medicine stock covered by it. Unless a demand for appraisal specifies a number of shares, the demand will be presumed to cover all shares of Millennium Predictive Medicine stock held in the name of the record owner.

    In order to exercise appraisal rights, a stockholder must, within twenty days after the date of mailing of this information statement/prospectus, demand in writing from Millennium Pharmaceuticals, as the surviving corporation, an appraisal of his, her or its shares of Millennium Predictive Medicine common stock or preferred stock. Such demand will be sufficient if it reasonably informs Millennium Pharmaceuticals of the identity of the stockholder and that the stockholder intends to demand an appraisal of the fair value of his, her or its shares of Millennium Predictive Medicine common stock or preferred stock. Failure to make such demand on or before the expiration of such twenty day period will foreclose a stockholder's rights to appraisal. Stockholders should not expect to receive any additional notice with respect to the deadline for demanding appraisal rights. All demands should be delivered to Millennium Pharmaceuticals, Attention: John B. Douglas III, 75 Sidney Street, Cambridge, Massachusetts 02139, telephone (617) 679-7000.

    BENEFICIAL OWNERS WHO ARE NOT RECORD OWNERS AND WHO INTEND TO EXERCISE APPRAISAL RIGHTS SHOULD INSTRUCT THE RECORD OWNER TO COMPLY WITH THE STATUTORY REQUIREMENTS WITH RESPECT TO THE EXERCISE OF APPRAISAL RIGHTS WITHIN TWENTY DAYS OF THE MAILING OF THE NOTICE.

    FILING OF PETITION. Within 120 days after the effective date of the merger, any stockholder who has complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from Millennium Predictive Medicine a statement setting forth the aggregate number of shares of common stock not voting in favor of the merger and with respect to which demands for appraisal were received by Millennium Predictive Medicine and the number of holders of such shares. Millennium Predictive Medicine must mail this statement within 10 days after it receives the written request or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

    Within 120 days after the effective date of the merger, the surviving corporation or any stockholder who has complied with the requirements of
Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Millennium Predictive Medicine stock held by all stockholders seeking appraisal. A dissenting stockholder must serve a copy of the petition on Millennium Pharmaceuticals. If no petition is filed by either Millennium Pharmaceuticals or any dissenting shareholder within the 120-day period, the rights of all dissenting stockholders to appraisal will cease.

    Stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file a petition with respect to the appraisal of the fair value of their shares or that the surviving corporation will initiate any negotiations with respect to the fair value of those shares. The surviving corporation is under no obligation to, and has no present intention to, take any action in this regard. Accordingly, stockholders who wish to seek appraisal of their shares should initiate all necessary action with respect to the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. FAILURE TO FILE THE PETITION ON A TIMELY BASIS WILL CAUSE THE STOCKHOLDER'S RIGHT TO AN APPRAISAL TO CEASE.

    HEARING IN CHANCERY COURT. If a petition for an appraisal is filed in a timely manner, at the hearing on the petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares of Millennium Predictive Medicine stock owned by those stockholders. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. The court will determine the fair value of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, to be paid, if any, upon the fair value. The Court of Chancery may determine the cost of the appraisal proceeding and assess it against the parties as the Court deems equitable.

    Although Millennium Predictive Medicine believes that the consideration to be received by its stockholders for their shares of Millennium Predictive Medicine common stock is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the court and stockholders should recognize that such an appraisal could result in a determination of a value that is higher or lower than, or the same as, the merger consideration. Moreover, Millennium Pharmaceuticals does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of
Section 262, the "fair value" of a share of Millennium Predictive Medicine common stock is less than the merger consideration.

    DETERMINATION OF FAIR VALUE. In determining "fair value," the Delaware Court is required to take into account all relevant factors. In WEINBERGER V. UOP, INC., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation.

    Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In CEDE & CO. V. TECHNICOLOR, INC., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In WEINBERGER, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

    EXPENSES. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding (including, without limitation, reasonable attorney's fees and the fees and expenses of experts) be charged pro rata against the value of all shares of Millennium Predictive Medicine stock entitled to appraisal. In the absence of a court determination or assessment, each party bears its own expenses.

    NO RIGHT TO VOTE OR RECEIVE DIVIDENDS. Any stockholder who has demanded appraisal in compliance with Section 262 will not, after the merger, be entitled to vote such stock for any purpose or receive payment of dividends or other distributions, if any, on the Millennium Predictive Medicine stock, except for dividends or distributions, if any, payable to stockholders of record at a date prior to the merger.

    WITHDRAWAL. A stockholder may withdraw a demand for appraisal and accept the Millennium Pharmaceuticals common stock at any time within 60 days after the effective date of the merger, or thereafter may withdraw a demand for appraisal with the written approval of Millennium Pharmaceuticals. Notwithstanding the foregoing, if an appraisal proceeding is properly instituted, it may not be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and any such approval may be conditioned on the Court of Chancery's deeming the terms to be just. If, after the merger, a holder of Millennium Predictive Medicine stock who had demanded appraisal for his shares fails to perfect or loses his right to appraisal, those shares will be treated as if they were converted into Millennium Pharmaceuticals common stock at the time of the merger.

    IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS OF THE DELAWARE CORPORATE LAW, ANY MILLENNIUM PREDICTIVE MEDICINE STOCKHOLDER WHO IS CONSIDERING EXERCISING APPRAISAL RIGHTS SHOULD CONSULT A LEGAL ADVISOR.

                              THE MERGER AGREEMENT

    In this section of the information statement/prospectus, we describe the material provisions of the merger agreement. We have attached a copy of the merger agreement as Appendix A to this information statement/prospectus and incorporate the merger agreement into this information statement/prospectus by reference. The summary of the merger agreement we provide below is qualified in its entirety by reference to the merger agreement. We encourage you to read the merger agreement because it is the legal document that governs the merger.

THE MERGER

    Under the terms and subject to the conditions set forth in the merger agreement, Millennium Predictive Medicine will merge with and into MPMx Acquisition Corp., a wholly-owned subsidiary of Millennium Pharmaceuticals, with MPMx Acquisition Corp. continuing as the surviving corporation and a wholly-owned subsidiary of Millennium Pharmaceuticals.

CONSIDERATION TO BE RECEIVED IN THE MERGER


    At the time of the merger, each outstanding share of Millennium Predictive Medicine common stock and preferred stock will be converted into the right to receive 0.4 shares of Millennium Pharmaceuticals common stock.


    Each share of Millennium Predictive Medicine stock owned by Millennium Predictive Medicine as treasury stock or by Millennium Pharmaceuticals will be automatically canceled and retired in the merger and will cease to exist, and no securities of Millennium Pharmaceuticals or other consideration will be delivered in exchange for those shares.

PROCEDURES FOR SURRENDER OF MILLENNIUM PREDICTIVE MEDICINE CERTIFICATES;
  FRACTIONAL SHARES

    SURRENDER OF MILLENNIUM PREDICTIVE MEDICINE CERTIFICATES. As soon as reasonably practicable after the effective time of the merger, EquiServe, the exchange agent for the merger, will send a letter of transmittal and instructions with respect to the surrender by Millennium Predictive Medicine stockholders of their Millennium Predictive Medicine stock certificates to each former Millennium Predictive Medicine stockholder.

    Upon compliance with the transmittal letter, each Millennium Predictive Medicine stockholder will be entitled to receive a stock certificate representing whole shares of Millennium Pharmaceuticals common stock which such holder has the right to receive pursuant to the merger agreement, together with a cash payment in lieu of fractional shares, if any.

    After the merger, until surrendered to the exchange agent, each certificate that previously represented shares of Millennium Predictive Medicine stock will represent only the right to receive upon surrender a certificate evidencing whole shares of Millennium Pharmaceuticals common stock into which such shares of Millennium Predictive Medicine stock were converted in the merger and cash in lieu of fractional shares of Millennium Pharmaceuticals common stock, if any, as described below.

    Holders of certificates previously representing shares of Millennium Predictive Medicine stock will not be paid dividends or other distributions payable to holders of record of shares of Millennium Pharmaceuticals common stock as of any record date after the effective time of the merger, until their certificates are surrendered to the exchange agent. When their certificates are surrendered, any unpaid dividends with a record date after the effective time of the merger but prior to such surrender with respect to whole shares of Millennium Pharmaceuticals common stock and any cash in lieu of fractional shares of Millennium Pharmaceuticals common stock payable as described below will be paid without interest.

    We will close Millennium Predictive Medicine's stock transfer books at the effective time of the merger, and no further transfers of shares of Millennium Predictive Medicine stock will be recorded on its stock transfer books. If a transfer of ownership of Millennium Predictive Medicine stock that is not registered in the transfer records of Millennium Predictive Medicine has occurred, a certificate representing the proper number of shares of Millennium Pharmaceuticals common stock will be issued to a person other than the person in whose name the certificate so surrendered is registered, together with a cash payment in lieu of fractional shares, if any, and payment of dividends or distributions, if any, so long as:

    - the Millennium Predictive Medicine stock certificates are accompanied by all documents required to evidence and effect the transfer; and

    - the person requesting such payment pays any transfer or other taxes required by reason of the issuance of shares of Millennium Pharmaceuticals common stock or the person requesting payment establishes to Millennium Predictive Medicine's satisfaction that all such taxes have been paid.

    FRACTIONAL SHARES. No fractional share of Millennium Pharmaceuticals common stock will be issued to any Millennium Predictive Medicine stockholder upon surrender of certificates previously representing Millennium Predictive Medicine stock. Instead, the exchange agent will pay to each of those stockholders an amount in cash determined by multiplying the fractional share interest to which the holder would otherwise be entitled by the last reported sale price of a share of Millennium Pharmaceuticals common stock on the Nasdaq Stock Market on the trading day immediately prior to the closing date.

EFFECT ON THE MILLENNIUM PREDICTIVE MEDICINE 1997 EQUITY INCENTIVE PLAN

    At the effective time of the merger, Millennium Pharmaceuticals will assume the Millennium Predictive Medicine 1997 Equity Incentive Plan and each option granted under the plan that is outstanding and unexercised immediately prior to the effective time of the merger. At the effective time of the merger, Millennium Pharmaceuticals will replace each option to purchase Class B common stock of Millennium Predictive Medicine with an option to purchase Millennium Pharmaceuticals common stock.


    The number of shares of Millennium Pharmaceuticals common stock subject to the new Millennium Pharmaceuticals option will be equal to the number of shares of Millennium Predictive Medicine Class B common stock subject to the Millennium Predictive Medicine option multiplied by 0.4. Any fractional shares will be rounded down to the nearest whole share.



    The exercise price per share of Millennium Pharmaceuticals common stock will be equal to the exercise price for the shares of Millennium Predictive Medicine Class B common stock subject to the Millennium Predictive Medicine option divided by 0.4.


    The duration and other terms of each Millennium Pharmaceuticals option, including the vesting terms, will be the same as for the prior Millennium Predictive Medicine option.

REPRESENTATIONS AND WARRANTIES

    Millennium Pharmaceuticals and Millennium Predictive Medicine have made representations and warranties in the merger agreement relating to, among other things:

    - their corporate organization, qualification, standing and power;

    - their capital structures;

    - the authorization, execution, delivery, and enforceability of the merger agreement and related matters;

    - required consents, approvals, orders and authorizations of governmental authorities relating to, and non-contravention of certain agreements as a result of, the merger agreement;

    - documents filed by Millennium Pharmaceuticals with the SEC and the accuracy of the information contained in such documents;

    - absence of certain adverse material changes or events with respect to Millennium Pharmaceuticals since December 31, 1999;

    - litigation with respect to Millennium Pharmaceuticals.

    The merger agreement also contains a representation and warranty of Millennium Predictive Medicine relating to the opinion of its financial advisor.

    The representations and warranties made by the parties to the merger agreement will not survive the effective time of the merger, but they form the basis of a condition to the obligations of Millennium Pharmaceuticals and Millennium Predictive Medicine to complete the merger.

COVENANTS

    CLOSING EFFORTS. Each party has agreed to use its reasonable best efforts to take all actions and do all things necessary, proper or advisable to complete the merger and other transactions contemplated in the merger agreement including:

    - ensuring that its representations and warranties remain true and correct in all material respects through the closing of the merger; and

    - ensuring that the conditions to the obligations of the other party to consummate the merger are satisfied.

    INFORMATION STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. Millennium Pharmaceuticals has agreed in the merger agreement to prepare and file with the SEC this information statement/prospectus and the related registration statement on Form S-4 and use its reasonable best efforts to have the registration statement declared effective as promptly as practicable.

    OPERATION OF BUSINESS. Millennium Predictive Medicine has agreed in the merger agreement that during the period from the date of the merger agreement and continuing until the effective time of the merger, Millennium Predictive Medicine will carry on its businesses in the ordinary course and in compliance with all applicable laws and regulations and use its reasonable best efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of their current officers and employees and preserve its relationships with customers, suppliers and others with whom it has business dealings.

    LISTING OF MILLENNIUM PHARMACEUTICALS COMMON STOCK. Millennium Pharmaceuticals has agreed in the merger agreement to list the shares of its common stock to be issued in the merger on the Nasdaq Stock Market.

    INSURANCE AND INDEMNIFICATION. After the merger, Millennium Pharmaceuticals has agreed that it will indemnify each present and former director and officer of Millennium Predictive Medicine against any claims, losses and liabilities, including related costs and expenses, pertaining to matters occurring prior to the effective time of the merger. For three years after the merger, Millennium Pharmaceuticals will maintain in effect directors' and officers' liability insurance covering acts or omissions occurring prior to and as of the effective time of the merger. Millennium Pharmaceuticals and its subsidiaries will not, however, be required to pay, in total, an annual premium for the insurance described in this paragraph in excess of 150% of the current annual premium paid by Millennium Predictive Medicine for its existing coverage prior to the merger.

CONDITIONS

    The obligations of each party to the merger agreement to complete the merger are subject to the satisfaction or waiver of various conditions on or before the effective time of the merger, which include, in addition to other customary closing conditions, the following:

    - Millennium Pharmaceuticals and Millennium Predictive Medicine shall have received an opinion of Hale and Dorr LLP to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

    - No litigation brought by any governmental entity seeking to enjoin completion of the merger, and no order, executive order, stay, decree, judgment or injunction or statute, rule or regulation shall be in effect that prohibits the completion of the merger;

    - The registration statement on Form S-4 of which this information statement/prospectus is a part shall have been declared effective and shall not be the subject of any stop order, and any proceedings shall not have been brought or threatened by the SEC for that purpose; and

    - All waivers, permits, consents, approvals or other authorizations required to be obtained, and all registrations, filings and notices required to be made, by Millennium Pharmaceuticals and Millennium Predictive Medicine prior to the completion of the merger and the related transactions shall have been obtained from, and made with, all required governmental entities except for those whose failure to obtain or effect would not have a material adverse effect, at or after the effective time of the merger, on Millennium Predictive Medicine or Millennium Pharmaceuticals.

    The obligation of Millennium Predictive Medicine to effect the merger is also subject to the satisfaction of the following conditions:

    - The representations and warranties of Millennium Pharmaceuticals in the merger agreement shall be true and correct as of the closing date of the merger in all material respects, except that those representations that are qualified as to materiality shall be true and correct in all respects, provided that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such particular date; and

    - Millennium Pharmaceuticals shall have performed in all material respects all agreements and covenants required to be performed or complied with under the merger agreement at or prior to the closing date of the merger.

    The obligation of Millennium Pharmaceuticals to effect the merger is also subject to the satisfaction of the following conditions:

    - The representations and warranties of Millennium Predictive Medicine in the merger agreement shall be true and correct as of the closing date of the merger in all material respects, except that those representations that are qualified as to materiality shall be true and correct in all respects, provided that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such particular date;

    - Millennium Predictive Medicine shall have performed in all material respects all agreements and covenants required to be performed or complied with under the merger agreement at or prior to the closing date of the merger; and

    - Millennium Predictive Medicine shall have obtained any necessary consent or approval of any third party except where the failure to obtain such consent or approval could not reasonably be expected to result in a material adverse effect on Millennium Predictive Medicine.

TERMINATION

    The merger agreement provides that prior to the effective time of the merger, the merger agreement may be terminated:

    - by mutual written consent of Millennium Pharmaceuticals and Millennium Predictive Medicine;

    - by either Millennium Pharmaceuticals or Millennium Predictive Medicine if:

       (1) we do not complete the merger on or before December 31, 2000, except that a party may not terminate the merger agreement for this reason if its failure to fulfill its obligations is the cause of a merger not being completed by December 31, 2000; or

       (2) the other party is in breach of any representation, warranty or covenant in the merger agreement and such breach is not cured within 20 days following delivery of a written notice of such breach.

AMENDMENTS AND WAIVERS

    The parties to the merger agreement may mutually amend the merger agreement. Any amendment must be in writing and signed by both parties. The merger agreement permits Millennium Predictive Medicine and Millennium Pharmaceuticals to mutually waive any inaccuracies in the representations of the other party and waive compliance with any of the agreements or conditions contained in the merger agreement. Millennium Predictive Medicine may only agree to amend the merger agreement, or to grant a waiver, if the special merger committee of the Millennium Predictive Medicine board of directors recommends such amendment or waiver and the board of directors of Millennium Predictive Medicine approves such amendment or waiver.

               INFORMATION CONCERNING MILLENNIUM PHARMACEUTICALS

    Millennium Pharmaceuticals' goal is to become the biopharmaceutical company of the future by building on its broad scientific and technological capabilities and methods, which Millennium Pharmaceuticals calls its "technology platform," to develop breakthrough drugs.

    We use many of the same elements of our technology platform throughout our business, from discovery of disease-related genes, to development of drugs to specifically address these diseases, to management of patients affected by these diseases. As a result, we speak of our technological approach as being applicable from "gene to patient." We continually seek to expand our technology platform in an effort to increase the speed of drug discovery and development and improve the resulting drugs.

    Millennium Pharmaceuticals has entered into research, development and commercialization arrangements, which we call "strategic alliances, with major pharmaceutical and biotechnology companies relating to a broad range of therapeutic products. These alliances provide Millennium Pharmaceuticals with the opportunity to receive royalties and profit sharing if it and its partners are successful in developing and commercializing products. In addition, these alliances provide substantial fundings for Millennium Pharmaceuticals' research and development programs and the continue enhancement of its technology platform.

RECENT DEVELOPMENTS


    On January 31, 2000, Millennium Pharmaceuticals' board of directors voted to recommend to its stockholders that its corporate charter be amended to increase the authorized number of shares of common stock from 100,000,000 shares to 500,000,000 shares. In addition, on January 31, 2000, Millennium Pharmaceuticals' board of directors adopted, subject to stockholder approval, its 2000 Stock Incentive Plan. The 2000 Stock Incentive Plan permits the issuance of stock-based awards for a number of shares equal to 5% of the number of shares of Millennium Pharmaceuticals' common stock outstanding on April 12, 2000, plus an annual increase equal to the lesser of 5% of the number of shares of its common Stock outstanding on the last business day preceding January 1 in each of 2001, 2002 and 2003 or a lesser number determined by the board of directors. These proposals were approved at Millennium Pharmaceuticals' annual meeting of stockholders held on April 12, 2000.



    On February 28, 2000, Millennium Pharmaceuticals' board of directors approved a two-for-one split of its common stock in the form of a stock dividend. The record date for this dividend was March 28, 2000 and the dividend distribution date was April 18, 2000.


    On March 6, 2000, Millennium Pharmaceuticals entered into an agreement with Abgenix, Inc. which provides it with access to Abgenix's XenoMouse-TM-technology for the creation of fully human antibodies. Under this agreement, Millennium Pharmaceuticals will have broad access to the XenoMouse-TM-technology for research purposes as well as commercial use. Millennium Pharmaceuticals has agreed to make an upfront payment and future payments that could reach $100 million plus royalties on product sales for which it will receive a specified number of commercial licenses.

ADDITIONAL INFORMATION

    A detailed description of Millennium Pharmaceuticals' business, executive compensation, various benefit plans, including stock option plans, voting securities and the principal holders thereof, certain relationships and related transactions, financial statements and other matters related to Millennium Pharmaceuticals is incorporated by reference from filings made by Millennium Pharmaceuticals with the SEC. See "Where You Can Find More Information."

             INFORMATION CONCERNING MILLENNIUM PREDICTIVE MEDICINE

BUSINESS

    OVERVIEW. Millennium Predictive Medicine, Inc. was organized as a Delaware corporation in September 1997. Millennium Predictive Medicine seeks to develop products and services that will provide clinicians and pharmaceutical researchers with information that enables them to make better informed decisions about drug treatment and other aspects of patient management. Our core areas of focus include Diagnomics-TM- products and pharmacogenomics. A Diagnomics-TM-product is a gene-based diagnostic test to determine the patient's medical status and facilitate cost-effective treatment. Pharmacogenomics is the identification of genes, or their activity, associated with responsiveness to particular drugs. We believe that the products and services being developed by Millennium Predictive Medicine will enable physicians to customize medical treatment by providing them with improvements in predicting and monitoring disease as well as the ability to identify the genetic basis for a patient's disease and select the most appropriate drugs for the particular patient.

    When used in this section, the terms "we," "us" and "our" refer to Millennium Predictive Medicine.

    DIAGNOMIC-TM- PRODUCTS. Many current diagnostic tests are directed towards the symptoms, rather than the causes, of the diseases that they are used to diagnose or monitor. As a result, these tests generally provide information only about a patient's current condition. In contrast, we are developing gene-based diagnostic tests, which we call Diagnomics-TM- tests, to assess the underlying causes of diseases. We believe that Diagnomics-TM- products and services will provide information with inherent prognostic, therapeutic and economic implications, facilitating a shift in medical care towards planned and cost-effective treatment of the underlying causes of disease.

    The initial focus for Millennium Predictive Medicine's Diagnomics-TM-program is cancer. In February 1999, MPMx entered into a strategic alliance with Becton Dickinson focused primarily on Diagnomics-TM- products for cancer. In conjunction with Becton Dickinson, Millennium Predictive Medicine has developed the Melastatin-TM- detection product, a clinical marker that may be used to assess melanoma. Becton Dickinson plans to introduce the Melastatin-TM-detection product to the market by the end of 2000. Although the potential market for the Melastatin-TM- detection product is small, we believe that the introduction of this product will provide initial validation of our Diagnomics-TM- approach.

    PHARMACOGENOMICS. Different people often respond in different ways to the same drug. A drug that is safe and effective in one patient may be toxic or ineffective in another. We believe that these differences in response reflect underlying genetic differences between the individuals concerned. Pharmacogenomic studies seek to establish correlations between specific genetic variations and specific responses to drugs. By establishing such correlations, pharmacogenomics may permit both new and existing drugs to be targeted to those patients in whom they are most likely to be both effective and safe. In November 1999, Millennium Predictive Medicine entered into a strategic alliance with Bristol-Myers Squibb focused primarily on the application of pharmacogenomics to cancer treatments.

    TECHNOLOGY. We use a number of technologies and approaches in our research discovery programs. These include:

    - Bench biology--various approaches, using cellular models or human tissue, for the experimental validation or development of hypotheses that particular genes or proteins could be good Diagnomic-TM- or pharmacogenomic markers.

    - Computational biology--the rapid analysis of the DNA sequences of genes to identify those which encode potential genes that may be useful as Diagnomic-TM- or pharmacogenomic markers, and methodologies for the assignment of biochemical functions and disease roles to genes.

    - High-throughput sequencing--a highly automated process that enables the rapid determination of DNA sequence information from large numbers of genes that may be appropriate Diagnomic-TM- or pharmacogenomic markers.

    - Human genetics--techniques that involve the identification of genes or differences in DNA sequence between individuals that may be appropriate Diagnomic-TM- or pharmacogenomic markers.

    - Pathway profiling--identification of multiple genes that may be involved in the initiation, progression or maintenance of a disease.

    - Proteomics--the identification of proteins, or changes to proteins, associated with particular diseases or response to specific therapeutics.

    - Transcriptional profiling--the rapid identification of genes whose activity in the body changes under disease conditions or in response to specific therapeutics.

    AGREEMENTS WITH MILLENNIUM PHARMACEUTICALS. Millennium Predictive Medicine has entered into several agreements with Millennium Pharmaceuticals which relate to the transfer and licensing of technology and trademarks, collaborating with respect to aspects of our research, and the purchasing of services from Millennium Pharmaceuticals. These agreements are currently in place. If the proposed merger becomes effective, it is possible that certain provisions of these agreements could be amended in the future or that some or all of the agreements could be canceled at the discretion of Millennium Pharmaceuticals. The agreements are summarized below.

    RIGHTS EXCHANGE AGREEMENT. The Rights Exchange Agreement provides that we will transfer and assign to each other existing and future rights for use in our respective core fields. The Millennium Predictive Medicine core fields include diagnostics and Diagnomics-TM-, pharmacogenomics services, and patient management. The Millennium Pharmaceuticals core fields include all other areas in which Millennium Pharmaceuticals technology may be applied, including human therapeutics, veterinary medicine, and agriculture. In particular, we and Millennium Pharmaceuticals have agreed:

    - To transfer and assign to us the retained rights under Millennium Pharmaceuticals existing collaboration agreements that are in our core field,

    - To transfer, assign and/or license to each other all future product development opportunities and technology rights developed or acquired during the agreement term to the extent applicable to our respective core fields, and

    - To use reasonable efforts when negotiating third party collaboration agreements to limit the licenses and rights granted to the third party in the core field of the other party, except when such limitation of license grant would have a material impact on either the willingness of the third party to enter into the collaboration agreement or on the financial terms of the collaboration agreement.

    - The agreement has a term which ends on the later of February 1, 2004 or the date on which we cease to be an affiliate of Millennium
      Pharmaceuticals.

    TECHNOLOGY TRANSFER AGREEMENT. The Technology Transfer and License Agreement provides that we will transfer technology and grant licenses to each other for use in our respective core fields. In particular, we and Millennium Pharmaceuticals have agreed:

    - To transfer to each other product specific development opportunities and technology rights, including, opportunities and rights that arise under collaboration agreements with third parties,

    - To grant to each other a royalty-free, non-exclusive license to technology relating to the research and development of genes and proteins in our respective core fields, and

    - To grant to each other a royalty-free, exclusive license to technology relating to the development, manufacture and/or commercialization of products in our respective core fields.

The agreement has a term which ends on the later of February 1, 2004 or the date on which we cease to be an affiliate of Millennium Pharmaceuticals.

    ADMINISTRATIVE SERVICES AGREEMENT. The Administrative Services Agreement provides for us to reimburse Millennium Pharmaceuticals on a monthly basis for the actual direct and indirect cost of certain services provided to us by Millennium Pharmaceuticals. These services include accounting and bookkeeping, payroll, human resources support services, data processing development and implementation, legal services, and public and investor relations services. The agreement may be terminated by Millennium Pharmaceuticals under certain conditions including a public offering of Millennium Predictive Medicine that realizes provides gross proceeds of at least $15,000,000 to Millennium Predictive Medicine or such time as Millennium Predictive Medicine is no longer an affiliate of Millennium Pharmaceuticals. In addition, either of us can terminate at any time if there is a breach of the agreement.

    RESEARCH SERVICES AND COLLABORATION AGREEMENT. Under the Research Services and Collaboration Agreement we and Millennium Pharmaceuticals have agreed to provide specified research services to each other. We and Millennium Pharmaceuticals will reimburse each other for all direct and indirect actual costs of the services provided. Neither we nor Millennium Pharmaceuticals is obligated to provide services to the other if it would result in an unreasonable burden on the party performing the service. We and Millennium Pharmaceuticals also have agreed to engage in mutually agreed upon collaborative research activities, including in the areas of developing automated research tools and other computer-based research programs. The agreement terminates at such time as Millennium Predictive Medicine is no longer an affiliate of Millennium Pharmaceuticals, and either Millennium Predictive Medicine or Millennium Pharmaceuticals can terminate at any time if there is a breach of the agreement.

    TRADEMARK LICENSE AGREEMENT. The Trademark License Agreement provides for the grant by Millennium Pharmaceutics to us of a co-exclusive license to use the trademarks "Millennium" and "Millennium Predictive Medicine." When we are no longer an affiliate of Millennium Pharmaceuticals, Millennium Pharmaceuticals can terminate the license on 90 days' written notice. However, the license can be terminated earlier if we become insolvent or fail to meet quality standards which have been imposed by Millennium Pharmaceuticals with respect to the trademarks.

    TAX SHARING AGREEMENT. The Tax Sharing Agreement provides for the allocation, payment and reimbursement of taxes between us and Millennium Pharmaceuticals on a consolidated basis.

    STRATEGIC ALLIANCE AND OTHER AGREEMENTS. We are engaged in agreements with third parties relating to our discovery programs. These agreements include the following:

    BECTON DICKINSON. In February 1999, we entered into an alliance with Becton Dickinson to develop tests designed to provide individualized cancer diagnostic and prognostic information, assist in treatment selection for patients with cancer and improve the prediction of cancer patient healthcare outcomes. This alliance provides research funding and license fees over a five year agreement term, as well a future royalties from any products that are sold as a result of the research and development program. In addition, Becton Dickinson made an equity investment of $15 million in the capital stock of Millennium Predictive Medicine, for which it received approximately 11% of our voting stock.

    Under this collaboration, we plan to provide clinically validated diagnostic markers to Becton Dickinson for skin, cervical, breast, ovarian, uterine, prostate and colon cancers. A diagnostic marker is a molecule or substance whose presence or concentration can be measured in a biological sample taken from a patient, providing useful information about the patient's status or future prospects with respect to a particular disease or diseases.

    BRISTOL-MYERS SQUIBB. In November 1999 Millennium Predictive Medicine entered into an alliance with Bristol-Myers Squibb in the area of pharmacogenomics for cancer treatment. This alliance provides research funding and license fees over a five year agreement term, as well as future royalties. We and Bristol-Myers Squibb are seeking to use genetic and related information to develop new anti-cancer therapies to treat specific patient populations and tumor types, as well as to tailor existing therapies to individual patients.


    OTHER AGREEMENTS. We have entered into a number of consulting, material transfer and collaboration agreements with academic investigators and institutions, both on our own and in participation with Millennium Pharmaceuticals. Included among these is an agreement with the Mayo Foundation for Medical Education and Research that provides us access to clinical materials and collaborative research. In connection with the agreement, the Mayo Foundation has a warrant to purchase 50,000 shares of Millennium Predictive Medicine common stock. This warrant will be converted to a warrant to purchase 20,000 shares of Millennium Pharmaceuticals common stock upon closing of the merger.


OUTSTANDING STOCK; NO PUBLIC TRADING MARKET


    There is currently no public trading market for shares of Millennium Predictive Medicine's stock. As of April 18, 2000, there were a total of 8,750,000 shares of Series A convertible preferred stock and 750,000 shares of Series B convertible preferred stock of Millennium Predictive Medicine outstanding, all of which shares are owned by Millennium Pharmaceuticals, and 1,200,000 shares of Series C convertible preferred stock, all of which shares are owned by Becton, Dickinson and Company. As of April 18, 2000, there were a total of 200 shares of Class A common stock, all of which are owned by Millennium Pharmaceuticals, and 1,595,025 shares of Class B common stock outstanding. As of April 18, 2000, there were approximately 86 holders of Class B common stock. As of April 18, 2000, there were options to purchase a total of 457,990 shares of Class B common stock outstanding.


DIVIDEND POLICY

    Millennium Predictive Medicine has never paid or declared any cash dividends on its common stock or other securities and does not anticipate paying cash dividends in the foreseeable future.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Millennium Predictive Medicine maintains an investment portfolio in accordance with its investment policy. The primary objectives of this investment policy are to preserve principal, maintain proper liquidity to meet operating needs and maximize yields. Millennium Predictive Medicine's investment policy specifies credit quality standards for Millennium Predictive Medicine's investments and limits the amount of credit exposure to any single issue, issuer or type of investment.

    Millennium Predictive Medicine does not believe that it has any material market risk exposure with respect to derivative or other financial instruments.

OTHER MATTERS

    PATENTS. As of March 1, 2000, Millennium Predictive Medicine ownes approximately 20 patent applications. These patent applications generally relate to gene sequences that may be useful as disease markers. In addition, pursuant to our license agreement with Millennium Pharmaceuticals we are licensed under patents and patent applications owned by Millennium Pharmaceuticals in our core fields of diagnostics, pharmacogenomics, and patient management. As of March 1, 2000 Millennium

Pharmaceuticals held approximately 90 issued U.S. patents and 1,000 patent applications, of which we estimate at least 60% may be relevant to our core fields.

    COMPETITION. We experience intense competition in our industry. Some of our competitors may have better funding and more resources than we have. We believe that the primary competitive factors relating to the products that we are developing include proprietary (patent) position, clinical validity, regulatory acceptance and distribution capabilities.

    GOVERNMENT REGULATION. The Food and Drug Administration intensively regulates our industry. Marketing our products outside the U.S. will likely require the approval of foreign governmental regulating agencies. These factors are discussed in the filings made by Millennium Pharmaceuticals with the SEC. See "Where You Can Find More Information."

    FACILITIES. We currently occupy approximately 23,000 square feet of laboratory and office space in Millennium Pharmaceuticals' buildings in Cambridge, Massachusetts.

    EMPLOYEES. As of March 1, 2000, we had approximately 60 full-time employees and were using the services of approximately 30 additional full-time employees from other units within Millennium Pharmaceuticals.

                             EXECUTIVE OFFICERS AND
                  DIRECTORS OF MILLENNIUM PREDICTIVE MEDICINE


    The following table sets forth the names, ages and positions of executive officers, directors and key employees of Millennium Predictive Medicine who will serve as executive officers, directors or key employees of Millennium Pharmaceuticals following the merger. The information provided is current as of March 31, 2000.


NAME                                                AGE             POSITION
----                                              --------   ----------------------
Mark J. Levin...................................     49                    Director
Steven H. Holtzman..............................     46                    Director
Kenneth J. Conway...............................     51      President and Director

    MARK J. LEVIN has served as a director of Millennium Predictive Medicine since its founding in 1997. Mr. Levin has served as a director of Millennium Pharmaceuticals since 1993, Chairman of the board of directors of Millennium Pharmaceuticals since March 1996 and Chief Executive Officer of Millennium Pharmaceuticals since November 1994. From 1987 to 1994, Mr. Levin was a partner at Mayfield Fund, a venture capital firm, and co-director of its Life Science Group. While employed with Mayfield, Mr. Levin was the founding Chief Executive Officer of several biotechnology and biomedical companies, including Cell Genesys Inc., CytoTherapeutics Inc., Tularik Inc. and Focal, Inc. Mr. Levin holds an M.S. in Chemical and Biomedical Engineering from Washington University. Mr. Levin also serves on the Board of Directors of CytoTherapeutics Inc. and Focal, Inc.

    STEVEN H. HOLTZMAN has served as a director of Millennium Predictive Medicine since its founding in 1997. Mr. Holtzman has served as Chief Business Officer of Millennium Pharmaceuticals since May 1994. From 1986 to 1993,
Mr. Holtzman was with DNX Corporation, a biomedical company, and its subsidiaries. He was a founder and the first employee of DNX, served as a member of the Board of Directors, and held several senior management positions including, from 1992 to 1993, President of DNX BioTherapeutics, Inc., a subsidiary of DNX, and from 1990 to 1993, Executive Vice President of DNX.
Mr. Holtzman received his graduate B. Phil. degree in Philosophy from Oxford University, which he attended as a Rhodes Scholar. Mr. Holtzman currently serves as co-chairperson of the Biotechnology Industry Organization's Bioethics Committee and is a member of the National Bioethics Advisory Commission.

    KENNETH J. CONWAY has served as president and a director of Millennium Predictive Medicine since its founding in September 1997. Mr. Conway previously served for more than 26 years with Chiron Diagnostics Corporation (formerly Ciba Corning), a medical diagnostics company. He was most recently Senior Vice President and General Manager of Immuno Diagnostics from 1996 to 1997. Previously, Mr. Conway was a Member of the Office of the President while President of the U.S. group of Chiron from 1991 to 1996. Other positions he held at Chiron include Vice President of several business units, as well as Vice President of Manufacturing at the former Corning Medical.

 SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS
                       OF MILLENNIUM PREDICTIVE MEDICINE

    The following table sets forth, as of March 20, 2000, the security ownership of the directors, executive officers and principal stockholders of Millennium Predictive Medicine. Unless otherwise indicated, each person's address is in care of Millennium Predictive Medicine, Inc., One Kendall Square, Building 700, Cambridge, Massachusetts 02140. To the knowledge of Millennium Predictive Medicine, the persons named in the table have sole voting and investment power with respect to all shares of Millennium Predictive Medicine stock shown as beneficially owned by them, subject to the information contained in the footnotes to the table. Beneficial ownership is determined according to the rules of the SEC. Shares of Millennium Predictive Medicine Class B common stock subject to options currently exercisable or exercisable within sixty days from the date of this table are deemed outstanding when determining the number of shares and percentage ownership by the person holding these options.

                                         NUMBER OF                 NUMBER OF                 NUMBER OF                  NUMBER OF
                                         SHARES OF                 SHARES OF                 SHARES OF                  SHARES OF
                                          CLASS A      PERCENT      CLASS B      PERCENT      SERIES A      PERCENT      SERIES B
                                           COMMON         OF         COMMON         OF       PREFERRED        OF        PREFERRED
                                           STOCK       CLASS A       STOCK       CLASS B       STOCK       SERIES A       STOCK
                                        BENEFICIALLY    COMMON    BENEFICIALLY    COMMON    BENEFICIALLY   PREFERRED   BENEFICIALLY
NUMBER OF BENEFICIAL OWNER                 OWNED       STOCK(1)      OWNED       STOCK(2)      OWNED       STOCK(3)       OWNED
--------------------------              ------------   --------   ------------   --------   ------------   ---------   ------------
Millennium Pharmaceuticals, Inc. .....      200          100%              0          0%     8,750,000        100%       750,000
  75 Sidney Street
  Cambridge, MA 02139

Becton, Dickinson and Company ........        0            0%              0          0%             0          0%             0
  1 Becton Drive
  Franklin Lakes, NJ 07417

Kenneth J. Conway ....................        0            0%        571,210       35.8%             0          0%             0

Steven H. Holtzman ...................        0            0%         29,000        1.8%             0          0%             0

Mark J. Levin ........................        0            0%       35,000(6)       2.2%             0          0%             0

Marcia Radosevich ....................        0            0%        6,667(7)         *              0          0%             0

                                                     NUMBER OF
                                                     SHARES OF
                                         PERCENT      SERIES C      PERCENT
                                           OF        PREFERRED        OF       PERCENTAGE
                                        SERIES B       STOCK       SERIES C    AGGREGATE
                                        PREFERRED   BENEFICIALLY   PREFERRED     VOTING
NUMBER OF BENEFICIAL OWNER              STOCK(4)       OWNED       STOCK(5)      POWER
--------------------------              ---------   ------------   ---------   ----------
Millennium Pharmaceuticals, Inc. .....     100%              0          0%        88.8%
  75 Sidney Street
  Cambridge, MA 02139
Becton, Dickinson and Company ........       0%      1,200,000        100%        11.2%
  1 Becton Drive
  Franklin Lakes, NJ 07417
Kenneth J. Conway ....................       0%              0          0%           0%
Steven H. Holtzman ...................       0%              0          0%           0%
Mark J. Levin ........................       0%              0          0%           0%
Marcia Radosevich ....................       0%              0          0%           0%

------------------------------

*   Less than one percent

(1) Based on 200 shares outstanding as of March 20, 2000.

(2) Based on 1,595,025 shares outstanding as of March 20, 2000.

(3) Based on 8,750,000 shares outstanding as of March 20, 2000.

(4) Based on 750,000 shares outstanding as of March 20, 2000.

(5) Based on 1,200,000 shares outstanding as of March 20, 2000.

(6) Includes 10,000 shares of Class B common stock issuable to Mr. Levin within 60 days after March 20, 2000 pursuant to the exercise of stock options.

(7) Consists of 6,667 shares of Class B common stock issuable to Ms. Radosevich within 60 days after March 20, 2000 pursuant to the exercise of stock options.

                        COMPARISON OF STOCKHOLDER RIGHTS

    Both Millennium Predictive Medicine and Millennium Pharmaceuticals are Delaware corporations and are governed by Delaware law. In addition, the rights of Millennium Predictive Medicine stockholders are currently governed by the Millennium Predictive Medicine certificate of incorporation, as amended, and the Millennium Predictive Medicine bylaws, and the rights of Millennium Pharmaceuticals stockholders are governed by the Millennium Pharmaceuticals restated certificate of incorporation and the Millennium Pharmaceuticals bylaws.

    After the effective time of the merger, the rights of stockholders of Millennium Predictive Medicine who become holders of Millennium Pharmaceuticals common stock will be governed by the Millennium Pharmaceuticals restated certificate of incorporation, the Millennium Pharmaceuticals bylaws and Delaware law. In most respects, the rights of holders of Millennium Predictive Medicine Class B common stock (which is distinguished from Millennium Predictive Medicine Class A common stock by the absence of voting rights) are similar to the rights of holders of Millennium Pharmaceuticals common stock.

    The following is a summary of the material differences between such rights. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, Delaware law as well as to the Millennium Predictive Medicine certificate of incorporation, the Millennium Predictive Medicine bylaws, the Millennium Pharmaceuticals restated certificate of incorporation and the Millennium Pharmaceuticals bylaws, copies of which are on file with the SEC.

      SUMMARY OF MATERIAL DIFFERENCES BETWEEN CURRENT RIGHTS OF MILLENNIUM PREDICTIVE MEDICINE STOCKHOLDERS AND RIGHTS THOSE STOCKHOLDERS WILL HAVE AS
          MILLENNIUM PHARMACEUTICALS STOCKHOLDERS FOLLOWING THE MERGER


                                                   MILLENNIUM PREDICTIVE                   MILLENNIUM PHARMACEUTICALS
                                                MEDICINE STOCKHOLDER RIGHTS                    STOCKHOLDER RIGHTS
                                          ----------------------------------------  ----------------------------------------
Authorized Capital Stock:                 The authorized capital stock of           The authorized capital stock of
                                          Millennium Predictive Medicine consists   Millennium Pharmaceuticals consists of
                                          of 14,000,000 shares of Class A common    500 million shares of common stock and
                                          stock, 2,300,000 shares of Class B        five million shares of preferred stock.
                                          common stock, 8,750,000 shares of Series
                                          A preferred stock, 750,000 shares of
                                          Series B preferred stock, 1,200,000
                                          shares of Series C preferred stock,
                                          590,000 shares of Series D preferred
                                          stock and 409,800 shares of undesignated
                                          preferred stock.

Number of Directors:                      The Millennium Predictive Medicine        The Millennium Pharmaceuticals restated
                                          certificate of incorporation and bylaws   certificate of incorporation requires no
                                          require Millennium Predictive Medicine    less than three directors, and the
                                          to have no less than one director, and    Millennium Pharmaceuticals bylaws
                                          provide for the Millennium Predictive     provide that the total number of
                                          Medicine stockholders or Board to have    directors may be determined by the
                                          the power to determine the total number.  Millennium Pharmaceuticals Board. The
                                          The Millennium Predictive Medicine Board  Millennium Pharmaceuticals Board
                                          currently consists of five directors.     currently consists of eight directors.

Classification of Board of Directors:     Millennium Predictive Medicine does not   The Millennium Pharmaceuticals Board is
                                          have a classified board. The Millennium   divided into three classes, with each
                                          Predictive Medicine bylaws require that   class serving a staggered three year
                                          all directors be elected for a one year   term. There are currently two classes
                                          term and until his or her successor is    with three directors, and one class with
                                          elected and qualified.                    no directors.

Removal of Directors:                     Pursuant to the Millennium Predictive     The Millennium Pharmaceuticals restated
                                          Medicine bylaws, any director or the      certificate of incorporation provides
                                          entire Millennium Predictive Medicine     that directors may be removed only for
                                          Board may be removed, either for or       cause by the affirmative vote of the
                                          without cause, at any time by the         holders of at least two-thirds of all
                                          affirmative vote of the holders of a      outstanding shares of Millennium
                                          majority of all outstanding shares of     Pharmaceuticals stock entitled to vote.
                                          Millennium Predictive Medicine stock
                                          entitled to vote, except that a director
                                          elected by the holders of a particular
                                          class or series of stock may be removed
                                          without cause only by a vote of the
                                          holders of a majority of the outstanding
                                          shares of such class or series.

                                                   MILLENNIUM PREDICTIVE                   MILLENNIUM PHARMACEUTICALS
                                                MEDICINE STOCKHOLDER RIGHTS                    STOCKHOLDER RIGHTS
                                          ----------------------------------------  ----------------------------------------

Amendment of Corporate Charter            The Millennium Predictive Medicine        The Millennium Pharmaceuticals restated
                                          certificate of incorporation may be       certificate of incorporation may be
                                          amended by board resolution and an        amended by the affirmative vote of
                                          affirmative vote by holders of a          holders of a majority of Millennium
                                          majority of the Millennium Predictive     Pharmaceuticals common stock
                                          Medicine stock entitled to vote, except,  outstanding, except with respect to
                                          so long as at least an aggregate of       proposals amending the Millennium
                                          300,000 shares of Series C and Series D   Pharmaceuticals certificate of
                                          preferred stock remain outstanding, the   incorporation to change the provisions
                                          affirmative vote of at least a majority   related to the Millennium
                                          of the outstanding shares of Series C     Pharmaceuticals Board of Directors,
                                          and Series D preferred stock, voting      stockholder voting by written consent
                                          together as a single class, is required   and special meetings of stockholders, in
                                          for:                                      each such case the affirmative
                                          - amendments to the certificate of
                                            incorporation that alter or change the
                                            powers, preferences or special rights
                                            of the Series A and Series B preferred
                                            stock so as to make them superior to
                                            the Series C or Series D preferred
                                            stock as to voting, liquidation,
                                            dividends, distributions, conversion
                                            or otherwise;

                                          - proposals to increase the number of     vote of the holders of 75% of the shares
                                            authorized shares of Series C or        of Millennium Pharmaceuticals stock
                                            Series D preferred stock; and           entitlted to vote is required.
                                          - proposals to pay or declare any
                                          dividend on shares of Millennium
                                            Predictive Medicine' stock or redeem
                                            or repurchase any shares of its stock.

                                          Proposals to alter or change the powers, preferences or special rights of the Class B common Stock require the approval of a majority of the outstanding shares of Class B common stock.

Amendment of Bylaws:                      The Millennium Predictive Medicine        Except as provided below, the Millennium
                                          bylaws may be altered or repealed by the  Pharmaceuticals restated bylaws may be
                                          holders of Millennium Predictive          amended, and new bylaws may be adopted,
                                          Medicine voting stock or by the           by Millennium Pharmaceuticals
                                          Millennium Predictive Medicine board of   stockholders or the Millennium
                                          directors. The Millennium Predictive      Pharmaceuticals Board. The Millennium
                                          Medicine bylaws state that any            Pharmaceuticals restated bylaws state
                                          alteration of the Millennium Predictive   that all such amendments voted on by the
                                          Medicine bylaws by holders of Millennium  Millennium Pharmaceuticals stockholders
                                          Predictive Medicine voting stock          must be approved by holders of a
                                          requires the affirmative vote of at       majority of all outstanding Millennium
                                          least a majority of the voting power of   Pharmaceuticals stock.
                                          all outstanding stock entitled to vote.

                                                   MILLENNIUM PREDICTIVE                   MILLENNIUM PHARMACEUTICALS
                                                MEDICINE STOCKHOLDER RIGHTS                    STOCKHOLDER RIGHTS
                                          ----------------------------------------  ----------------------------------------
                                                                                    Certain provisions of the Millennium
                                                                                    Pharmaceuticals bylaws regarding the
                                                                                    powers and election of directors and
                                                                                    amendments to the bylaws require the
                                                                                    affirmative vote of 75% of the voting
                                                                                    power of all outstanding stock entitled
                                                                                    to vote in order to be amended by a vote
                                                                                    of stockholders.

Voting Stock                              The outstanding Millennium Predictive     The outstanding Millennium
                                          Medicine voting stock consists of         Pharmaceuticals voting stock consists
                                          Millennium Predictive Medicine Class A    solely of Millennium Pharmaceuticals
                                          common stock and Series A, Series B and   common stock.
                                          Series C preferred stock.

Indemnification and Exculpation of        Pursuant to its certificate of            The Millennium Pharmaceuticals restated
  Directors and Officers:                 incorporation, Millennium Predictive      certificate of incorporation provides
                                          Medicine will indemnify any director or   that Millennium Pharmaceuticals will
                                          officer of Millennium Predictive          indemnify to the fullest extent
                                          Medicine (or any director, officer,       permitted by law any person made, or
                                          employee or agent of another entity if    threatened to be made, party to an
                                          serving at the request of Millennium      action or proceeding by reason of the
                                          Predictive Medicine) to the fullest       fact that he is or was a director or
                                          extent permitted by Delaware law,         officer of Millennium Pharmaceuticals or
                                          provided that, if the person seeks        that such director or officer was
                                          indemnification in connection with a      serving any other entity in any capacity
                                          proceeding that he or she initiated, the  at the request of Millennium
                                          Millennium Predictive Medicine board of   Pharmaceuticals. The Millenium
                                          directors approved the proceeding.        Pharmaceuticals certificate of
                                                                                    incorporation further provides that no
                                                                                    director shall be personally liable to
                                                                                    Millenium Pharmaceuticals or its
                                                                                    stockholders for monetary damages for
                                                                                    any breach of fiduciary duty.

Business Combination Prohibitions:        The Millennium Predictive Medicine        The Millennium Pharmaceuticals restated
                                          certificate of incorporation provides     certificate authorizes the board of
                                          that a merger, consolidation or sale of   directors to issue "blank check"
                                          all or substantially all of the assets    preferred stock without any need for
                                          of Millennium Predictive Medicine will    action by Millennium Pharmaceuticals'
                                          constitute a liquidation requiring a      stockholders.
                                          cash payment to the holders of Series A,
                                          Series B, Series C and Series D
                                          preferred stock for each share of
                                          preferred stock owned by such
                                          stockholder.

Special Meetings of Stockholders:         Special meetings of Millennium            The Millennium Pharmaceuticals restated
                                          Predictive Medicine stockholders may      bylaws provide that the chairman, the
                                          only be called by the President or by     chief executive officer or the
                                          the Millennium Predictive Medicine board  Millennium Pharmaceuticals Board may
                                          of directors.                             call a special meeting.

                                                   MILLENNIUM PREDICTIVE                   MILLENNIUM PHARMACEUTICALS
                                                MEDICINE STOCKHOLDER RIGHTS                    STOCKHOLDER RIGHTS
                                          ----------------------------------------  ----------------------------------------
Action of Stockholders Without a          Any action required or permitted to be    The Millennium Pharmaceuticals restated
  Meeting:                                taken at an annual or special meeting of  bylaws provide that the stockholders of
                                          Millennium Predictive Medicine            Millennium Pharmaceuticals may not take
                                          stockholders may be taken without a       any action by written consent in lieu of
                                          meeting if a written consent to the       a meeting.
                                          action is signed by a number of
                                          stockholders having at least as many
                                          votes as would be required to authorize
                                          the action at a meeting.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited Millennium Pharmaceuticals' consolidated financial statements included in Millennium Pharmaceuticals' Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    The consolidated financial statements of LeukoSite, Inc. as of December 3, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 and the financial statements of L&I Partners, L.P. as of December 31, 1997 and 1998 and for the period from inception through December 31, 1997, the year ended December 31, 1998 and the period from inception through December 31, 1998 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The financial statements of CytoMed, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated in this prospectus by reference to the Millennium Pharmaceuticals Form 8-K/A dated January 6, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

    The validity of the shares of Millennium Pharmaceuticals common stock to be issued in the merger will be passed upon for Millennium Pharmaceuticals by Hale and Dorr LLP, Boston, Massachusetts, counsel to Millennium Pharmaceuticals. Certain legal matters with respect to the federal income tax consequences of the merger will be passed upon for Millennium Pharmaceuticals and Millennium Predictive Medicine by Hale and Dorr LLP, Boston, Massachusetts.

                      WHERE YOU CAN FIND MORE INFORMATION

    Millennium Pharmaceuticals files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed at the SEC's public reference rooms. Please call the SEC at 1-800-SEC-0330 for information on the public reference rooms or visit the following locations of the SEC:

Public Reference Room          New York Regional Office       Chicago Regional Office
450 Fifth Street, N.W.         7 World Trade Center           Citicorp Center
Room 1024                      Suite 1300                     500 West Madison Street
Washington, DC 20549           New York, New York 10048       Suite 1400
                                                              Chicago, Illinois 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

    Millennium Pharmaceuticals filed a registration statement on Form S-4 to register with the SEC Millennium Pharmaceuticals common stock that may be issued to Millennium Predictive Medicine stockholders in the merger. This information statement/prospectus is a part of that registration statement and constitutes a prospectus of Millennium Pharmaceuticals in addition to being an information statement of Millennium Predictive Medicine. As allowed by SEC rules, this information statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    The SEC allows Millennium Pharmaceuticals to "incorporate by reference" information into this information statement/prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this information statement/prospectus, except for any information superseded by information in (or incorporated by reference in) this statement/prospectus. This information statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about our companies and their financial condition.


   MILLENNIUM PHARMACEUTICALS SEC FILINGS
             (FILE NO. 0-28494)                           DATE OR PERIOD COVERED
---------------------------------------------  ---------------------------------------------
Annual Report on Form 10-K...................  Year ended December 31, 1999

Current Report on Form 8-K/A.................  As filed with the SEC on January 6, 2000

Current Report on Form 8-K...................  As filed with the SEC on January 6, 2000

Current Report on Form 8-K...................  As filed with the SEC on January 11, 2000

Current Report on Form 8-K...................  As filed with the SEC on January 19, 2000

Current Report on Form 8-K/A.................  As filed with the SEC on January 27, 2000

Current Report on Form 8-K...................  As filed with the SEC on February 9, 2000

Current Report on Form 8-K...................  As filed with the SEC on April 13, 2000

Current Report on Form 8-K...................  As filed with the SEC on April 25, 2000

Form 8-A.....................................  Dated April 26, 1996


    Millennium Pharmaceuticals is also incorporating by reference additional documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this information statement/prospectus and the effective time of the merger. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

    Millennium Pharmaceuticals has supplied all information contained or incorporated by reference in this information statement/prospectus relating to Millennium Pharmaceuticals, and Millennium Predictive Medicine has supplied all information contained in this information statement/prospectus relating to Millennium Predictive Medicine.

    You can obtain any of the documents incorporated by reference through us, the SEC, or the SEC Internet world wide web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this information statement/prospectus. Stockholders may obtain documents incorporated by reference in this information statement/prospectus by requesting them in writing or by telephone from us at the following address:

                        Millennium Pharmaceuticals, Inc.
                       75 Sidney Street
                       Cambridge, MA 02139
                       Tel.: (617) 679-7000
                       Attention: Corporate Secretary
                       website: http://www.mlmn.com

    If you would like to request documents from us, please do so by            ,
2000 to receive them before the effective time of the merger. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

    We have authorized no one to give you any information or to make any representation about the proposed merger involving our companies that differs from or adds to the information contained in this information statement/prospectus or in the documents our companies have publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.

    If you live in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this information statement/prospectus, or to ask for proxies, or, if you are a person to whom it is unlawful to direct such activities, then the offer presented by this information statement/prospectus does not extend to you.

    The information contained in this document speaks only as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                       MILLENNIUM PHARMACEUTICALS, INC.,
                             MPMX ACQUISITION CORP.
                                      AND
                      MILLENNIUM PREDICTIVE MEDICINE, INC.
                                 MARCH 1, 2000

                               TABLE OF CONTENTS

ARTICLE I--THE MERGER.............................................   A-4
      1.1   The Merger............................................   A-4
      1.2   The Closing...........................................   A-4
      1.3   Actions at the Closing................................   A-4
      1.4   Additional Action.....................................   A-4
      1.5   Conversion of Shares..................................   A-5
      1.6   Dissenting Shares.....................................   A-5
      1.7   Exchange of Shares....................................   A-6
      1.8   Fractional Shares.....................................   A-7
      1.9   Options...............................................   A-7
      1.10  Warrant...............................................   A-7
      1.11  Certificate of Incorporation..........................   A-8
      1.12  Bylaws................................................   A-8
      1.13  Directors and Officers................................   A-8
      1.14  No Further Rights.....................................   A-8
      1.15  Closing of Transfer Books.............................   A-8
      1.16  Consent to Assignment.................................   A-8

ARTICLE II--REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........   A-8
      2.1   Organization, Qualification and Corporate Power.......   A-8
      2.2   Capitalization........................................   A-9
      2.3   Authorization of Transaction..........................   A-9
      2.4   Noncontravention......................................   A-9
      2.5   Opinion of Financial Advisor..........................  A-10

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF THE BUYER..........  A-10
      3.1   Organization, Qualification and Corporate Power.......  A-10
      3.2   Capitalization........................................  A-10
      3.3   Authorization of Transaction..........................  A-10
      3.4   Noncontravention......................................  A-11
      3.5   Reports and Financial Statements......................  A-11
      3.6   Absence of Material Adverse Changes...................  A-11
      3.7   Litigation............................................  A-11

ARTICLE IV--COVENANTS.............................................  A-12
      4.1   Closing Efforts.......................................  A-12
      4.2   Prospectus/Information Statement and Registration
      Statement...................................................  A-12
      4.3   Operation of Business.................................  A-12
      4.4   Listing of Buyer Common Stock.........................  A-12
      4.5   Indemnification.......................................  A-12
      4.6   Agreements from Certain Affiliates of the Company.....  A-13
      4.7   Amendment to Collaboration Agreement..................  A-13

ARTICLE V--CONDITIONS TO CONSUMMATION OF MERGER...................  A-13
      5.1   Conditions to Each Party's Obligations................  A-13
      5.2   Conditions to Obligations of the Buyer and the
      Acquisition Subsidiary......................................  A-14
      5.3   Conditions to Obligations of the Company..............  A-14

ARTICLE VI--TERMINATION...........................................  A-14
      6.1   Termination of Agreement..............................  A-14
      6.2   Effect of Termination.................................  A-15

ARTICLE VII--DEFINITIONS..........................................  A-16

ARTICLE VIII--MISCELLANEOUS.......................................  A-16
      8.1   Survival..............................................  A-16
      8.2   No Third Party Beneficiaries..........................  A-17
      8.3   Entire Agreement......................................  A-17
      8.4   Succession and Assignment.............................  A-17
      8.5   Counterparts and Facsimile Signature..................  A-17
      8.6   Headings..............................................  A-17
      8.7   Notices...............................................  A-17
      8.8   Governing Law.........................................  A-17
      8.9   Amendments and Waivers................................  A-18
      8.10  Severability..........................................  A-18
      8.11  Submission to Jurisdiction............................  A-18
      8.12  Waiver of Right to Trial by Jury......................  A-18
      8.13  Construction..........................................  A-18

                          AGREEMENT AND PLAN OF MERGER

    Agreement entered into as of March 1, 2000 by and among Millennium Pharmaceuticals, Inc., a Delaware corporation (the "Buyer"), MPMX Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Buyer (the "Acquisition Subsidiary"), and Millennium Predictive Medicine, Inc., a Delaware corporation (the "Company"). The Buyer, the Acquisition Subsidiary and the Company are referred to collectively herein as the "Parties."

    This Agreement contemplates a merger of the Company with and into the Acquisition Subsidiary. In such merger, the stockholders of the Company other than the Buyer will receive common stock of the Buyer in exchange for their capital stock of the Company. The Parties intend that the merger will qualify as a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of
Section 368(a)(2)(D) thereof.

    NOW, THEREFORE, in consideration of the representations, warranties and covenants and recitals herein contained, the Parties agree as follows.

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. Upon and subject to the terms and conditions of this Agreement, the Company shall merge with and into the Acquisition Subsidiary (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Company shall cease and the Acquisition Subsidiary shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Surviving Corporation files a certificate of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in
Section 259 of the Delaware General Corporation Law.

    1.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 9:00 a.m. local time on the 20th business day following the mailing to the stockholders of the Company of the Prospectus/Information Statement (as defined in Section 4.2), or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the "Closing Date").

    1.3  ACTIONS AT THE CLOSING.  At the Closing:

        (a) the Surviving Corporation shall file the Certificate of Merger with the Secretary of State of the State of Delaware; and

        (b) the Buyer shall deliver a certificate representing the shares of Buyer Common Stock (as defined below) to be issued in the Merger to a bank trust company or other entity reasonably satisfactory to the Company appointed by the Buyer to act as the exchange agent (the "Exchange Agent") in accordance with Section 1.7.

    1.4 ADDITIONAL ACTION. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Acquisition Subsidiary, in order to consummate the transactions contemplated by this Agreement.

    1.5 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

        (a) Each share of the Company's Class A Common Stock, $.001 par value per share, Class B Common Stock, $.001 par value per share, and Preferred Stock, $.001 par value per share ("Company Shares"), issued and outstanding immediately prior to the Effective Time (other than Company Shares owned beneficially by the Buyer, Dissenting Shares (as defined below) and Company Shares held in the Company's treasury) shall be converted into and represent the right to receive a number of shares of common stock, $.001 par value per share, of the Buyer ("Buyer Common Stock") equal to the product of one share of Buyer Common Stock times the Conversion Ratio. The "Conversion Ratio" shall mean two-tenths (0.2).

        (b) Each share of capital stock of the Company held in its treasury immediately prior to the Effective Time and each share of capital stock of the Company owned beneficially by the Buyer shall be cancelled and retired without payment of any consideration therefor.

        (c) In the event of any split, combination or reclassification of the outstanding Buyer Common Stock or any issuance of any other securities in exchange or in substitution for outstanding shares of Buyer Common Stock at any time during the period from the date of this Agreement to the Effective Time or if a record date occurs with respect to any of the foregoing that is after the date of this Agreement and on or prior to the Effective Time, appropriate adjustment shall be made to the Conversion Ratio and/or the consideration to be received in the Merger by the stockholders of the Company so as to preserve for the stockholders of the Company the economic benefits expected to be received as a result of the consummation of the Merger.

    1.6  DISSENTING SHARES.

        (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held by a stockholder of record immediately prior to the Effective Time (a "Company Stockholder") and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited. Dissenting Shares shall not be converted into or represent the right to receive Buyer Common Stock, unless such Company Stockholder shall have forfeited his, her or its right to appraisal under the Delaware General Corporation Law or properly withdrawn, his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Buyer Common Stock issuable in respect of such Company Shares pursuant to
    Section 1.5, and (ii) if such event occurs after the Effective Time, promptly following the occurrence of such event, the Buyer shall deliver to the Exchange Agent a certificate representing the Buyer Common Stock to which such holder is entitled pursuant to Section 1.5.

        (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

        (c) Within two (2) business days of the effectiveness of any written consent of the stockholders of the Company approving the Merger and adopting this Agreement, the Company shall send written notice of such approval and adoption to those stockholders of the Company not executing such consent as required by Section 228 of the Delaware General Corporation Law.

    1.7  EXCHANGE OF SHARES.

        (a) Prior to the Effective Time, the Buyer shall appoint the Exchange Agent to effect the exchange for the Buyer Common Stock of certificates that, immediately prior to the Effective Time, represented Company Shares converted into Buyer Common Stock pursuant to Section 1.5 (including any Company Shares referred to in clause (i) of the last sentence of
    Section 1.6(a)) ("Certificates"). On the Closing Date, the Buyer shall deliver to the Exchange Agent, in trust for the benefit of holders of Certificates, a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the Buyer Common Stock, as described in
    Section 1.5. As soon as practicable after the Effective Time, the Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Buyer Common Stock issuable pursuant to
    Section 1.5. Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Buyer Common Stock issuable pursuant to Section 1.5 plus cash in lieu of any fractional shares, as provided in Section 1.8 below. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive a certificate for the Buyer Common Stock issuable pursuant to Section 1.5. Holders of Certificates shall not be entitled to receive certificates for the Buyer Common Stock to which they would otherwise be entitled until such Certificates are properly surrendered.

        (b) If any Buyer Common Stock is to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Buyer Common Stock that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and
    (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Buyer Common Stock issuable to such holder pursuant to Section 1.5 that is delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Buyer Common Stock issuable in exchange therefor pursuant to Section 1.5. The Board of Directors of the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer a bond in such sum as it may direct as indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

        (d) No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Buyer Common Stock until such holders surrender their Certificates for certificates representing the Buyer Common Stock. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Buyer Common Stock are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

    1.8 FRACTIONAL SHARES. No certificates or scrip representing fractional Buyer Common Stock shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional shares of Buyer Common Stock that would have otherwise been issued to such former Company Stockholders. In lieu of any fractional shares of Buyer Common Stock that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional share of Buyer Common Stock shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the last reported sale price per share of Buyer Common Stock on the Nasdaq National Market, as reported by Nasdaq, on the trading day immediately prior to the Closing Date, multiplied by the fraction of a share of Buyer Common Stock that such Company Stockholder would otherwise be entitled to receive.

    1.9  OPTIONS.

        (a) As of the Effective Time, the Buyer shall assume (i) the Company's 1997 Equity Incentive Plan, as amended (the "Option Plan"), and (ii) all options to purchase Company Shares issued by the Company pursuant to the Option Plan or otherwise ("Options"), whether vested or unvested. Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Common Shares subject to the unexercised portion of such Option multiplied by the Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Option shall be equal to the exercise price of such Option immediately prior to the Effective Time, divided by the Conversion Ratio (rounded up to the nearest whole cent). The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986 (as amended, the "Code"), if applicable, and all of the other terms of the Options shall otherwise remain unchanged.

        (b) As soon as practicable after the Effective Time, the Buyer shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as amended as set forth in this
    Section 1.9 by the Board of Directors of the Company in accordance with the terms of the Option Plan, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments described in this Section 1.9 and such notice).

        (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with this Section 1.9. As soon as practicable after the Effective Time, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933 (as amended, the "Securities Act") with respect to all shares of Buyer Common Stock subject to such Options that may be registered on a Form S-8, and shall use its best efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

    1.10 WARRANT. As of the Effective Time, the Buyer shall assume that warrant to purchase Company Shares dated January 26, 1999 and issued to the Mayo Foundation for Medical Education and Research (the "Warrant"). Immediately after the Effective Time, the Warrant shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under the Warrant at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Common Shares subject to the unexercised portion of the Warrant multiplied by the Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The purchase price per share of the assumed Warrant shall be equal to the purchase price of the Warrant immediately prior to the Effective Time, divided by the Conversion Ratio (rounded up to the nearest whole cent). The term, exercisability and all of the other terms of the Warrant shall otherwise remain unchanged.

    As soon as practicable after the Effective Time, the Buyer shall deliver to the holder of the Warrant a certificate setting forth the adjustments to the number of shares subject to the Warrant and to the purchase price therefor and a brief statement of the facts requiring such adjustment, all as provided in
Section 2(c) of the Warrant.

    1.11 CERTIFICATE OF INCORPORATION. Article First of the Certificate of Incorporation of the Acquisition Subsidiary shall be amended as of the Effective Time so a to read in its entirety: "The name of the Corporation is Millennium Predictive Medicine, Inc." and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation.

    1.12 BYLAWS. The By-laws of the Surviving Corporation shall be the same as the By-laws of the Acquisition Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to Millennium Predictive Medicine, Inc.

    1.13 DIRECTORS AND OFFICERS. The directors and officers of the Acquisition Subsidiary shall become the directors and officers of the Surviving Corporation as of the Effective Time.

    1.14 NO FURTHER RIGHTS. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

    1.15 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer or the Exchange Agent, they shall be cancelled and exchanged for Buyer Common Stock in accordance with Section 1.5, subject to applicable law in the case of Dissenting Shares.

    1.16 CONSENT TO ASSIGNMENT. The Buyer hereby consents to the assignment, at the Effective Time by the Company to the Acquisition Subsidiary of each and every contract between the Company and the Buyer, including without limitation the Administrative Services Agreement, the Trademark License Agreement, the Technology Transfer and License Agreement, Research Services and Collaboration Agreement, Tax Sharing Agreement and the Amended and Restated Rights Exchange Agreement, each dated as of February 1, 1999.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to the Buyer as follows:

    2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Certificate of Incorporation and By-laws. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws. For purposes of this

Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of the Company.

    2.2 CAPITALIZATION. The authorized capital stock of the Company consists of 27,999,800 shares of Company Shares, 14,000,000 of which are designated as Class A Common Stock, 2,300,000 of which are designated as Class B Common Stock and 11,699,800 of which are designated as Preferred Stock. Of the shares of Preferred Stock, 8,750,000 have been designated as Series A Convertible Preferred Stock, 750,000 have been designated as Series B Convertible Preferred Stock, 1,200,000 have been designated as Series C Convertible Preferred Stock, 590,000 have been designated as Series D Convertible Preferred Stock and 409,800 have not been designated. As of the date hereof, 200 shares of Class A Common Stock, 1,600,931 shares of Class B Common Stock, 8,750,000 shares of Series A Convertible Preferred Stock, 750,000 shares of Series B Convertible Preferred Stock, 1,200,000 shares of Series C Convertible Preferred Stock and no shares of Series D Convertible Preferred Stock are issued and outstanding and none of such shares are held in the treasury of the Company. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with applicable federal and state securities laws. Except for the conversion privileges of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock and except for the Options and the Warrant, there are no other outstanding shares of capital stock or outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company of any shares of its capital stock.

    2.3 AUTHORIZATION OF TRANSACTION. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the Company Shares outstanding and entitled to vote on this Agreement and the Merger (the "Requisite Stockholder Approval"), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company and the special committee thereof formed to consider the Merger (the "Special Committee") have each (i) determined that the Merger is fair to and in the best interests of the Company's stockholders other than the Buyer, (ii) approved this Agreement and authorized its the execution and delivery and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company entitled to vote thereon for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    2.4 NONCONTRAVENTION. Subject to the filing of a Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company,
(b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have a

Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby,
(d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement: "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

    2.5 OPINION OF FINANCIAL ADVISOR. The Special Committee has received an opinion from Deutsche Bank Securities Inc., dated March 1, 2000, a signed copy of which will be provided to the Buyer concurrently with the execution and delivery of this Agreement, with respect to the fairness, from a financial point of view, of the Conversion Ratio to the holders of Company Common Stock (other than the Buyer).

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

    The Buyer represents and warrants to the Company as follows:

    3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of the Buyer and the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect (as defined below). The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of the Buyer and its subsidiaries, taken as a whole.

    3.2 CAPITALIZATION. The authorized capital stock of the Buyer, as of the date hereof, consists of (i) 100,000,000 shares of Buyer Common Stock, of which 45,379,989 shares are issued and outstanding and none are held in the treasury of the Buyer and (ii) 5,000,000 shares of authorized blank check preferred stock, $.001 par value per share, none of which have been designated, are issued and outstanding or are held in the treasury of the Buyer. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the shares of Buyer Common Stock will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

    3.3 AUTHORIZATION OF TRANSACTION. Each of the Buyer and the Acquisition Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Buyer and the Acquisition Subsidiary of this Agreement and the consummation by the Buyer and the Acquisition Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Acquisition Subsidiary. This Agreement has been duly and validly executed and delivered by the Buyer and the Acquisition Subsidiary and constitutes a valid and binding obligation of the Buyer and the Acquisition Subsidiary, enforceable against them in accordance with its terms.

    3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Securities Exchange Act of 1934 (as amended, the "Exchange Act") and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Buyer or the Acquisition Subsidiary of this Agreement, nor the consummation by the Buyer or the Acquisition Subsidiary of the transactions contemplated hereby, will
(a) conflict with or violate any provision of the charter or By-laws of the Buyer or the Acquisition Subsidiary, (b) require on the part of the Buyer or the Acquisition Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Acquisition Subsidiary is a party or by which it is bound or to which any of its assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Acquisition Subsidiary or any of their properties or assets.

    3.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission (the "SEC"), and (b) all other reports filed with the SEC by the Buyer under
Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act since December 31, 1999 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed with the SEC by the Buyer under Section 13 or subsections (a) or
(c) of Section 14 of the Exchange Act from January 1, 1999 through the date of this Agreement. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

    3.6 ABSENCE OF MATERIAL ADVERSE CHANGES. Since September 30, 1999, there has occurred no event or development which has had a Buyer Material Adverse Effect.

    3.7 LITIGATION. The Buyer is not a party to or, to the knowledge of the Buyer, threatened to be made a party to (a) any unsatisfied judgment, order, decree, stipulation or injunction or (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or before any Governmental Entity or before any arbitrator that, in the case of either (a) or (b), reasonably could be expected to have a Buyer Material Adverse Effect.

                                   ARTICLE IV
                                   COVENANTS

    4.1 CLOSING EFFORTS. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

    4.2 PROSPECTUS/INFORMATION STATEMENT AND REGISTRATION STATEMENT. The Buyer shall prepare, with the assistance and cooperation of the Company, a Registration Statement on Form S-4 as promptly as practicable after the date hereof (the "Registration Statement"). The Registration Statement shall include a prospectus/information statement to be used for the purpose of offering the Buyer Common Stock to stockholders of the Company (such prospectus/information statement, together with any accompanying letter to stockholders, shall be referred to herein as the "Prospectus/Information Statement"). The Buyer shall file the Registration Statement with the SEC and shall, with the assistance of the Company, promptly respond to any SEC comments on the Registration Statement and shall otherwise use its Reasonable Best Efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable. Promptly following such time as the Registration Statement is declared effective, the Company shall distribute the Prospectus/Information Statement to its stockholders.

    4.3 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect.

    4.4 LISTING OF BUYER COMMON STOCK. The Buyer shall list the Buyer Common Stock to be issued in the Merger on the Nasdaq National Market.

    4.5  INDEMNIFICATION.

        (a) From and after the Effective Time, Buyer agrees that it will indemnify and hold harmless each present and former director and officer of the Company (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware law and its Certificate of Incorporation or Bylaws in effect on the date hereof to indemnify an Indemnified Party (and Buyer shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

        (b) For a period of three years after the Effective Time, Buyer shall cause the Company to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Buyer) with coverage in amount and scope at least as favorable to such persons as the Company's existing coverage; provided, that in no event shall Buyer be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage.

        (c) The provisions of this Section 4.5 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

    4.6 AGREEMENTS FROM CERTAIN AFFILIATES OF THE COMPANY. Attached hereto as Exhibit A is a list of those persons who are, in the Company's reasonable judgment, Affiliates of the Company. The Company shall provide the Buyer such information and documents as the Buyer shall reasonably request for purposes of reviewing such list and shall notify the Buyer in writing regarding any change in the identity of its Affiliates prior to the Closing Date. In order to help ensure that the issuance of and any resale of the Buyer Common Stock will comply with the Securities Act and that the Merger will be treated as a tax-free reorganization, the Company shall use its Reasonable Best Efforts to deliver or cause to be delivered to the Buyer, as soon as practicable and in any case prior to the mailing of the Prospectus/Information Statement (or, in the case of any person who becomes an Affiliate after such date, as soon as practicable after such person becomes an Affiliate), an Affiliate Agreement, in the form attached hereto as Exhibit B (an "Affiliate Agreement"), executed by each of its Affiliates. The Buyer shall be entitled to place appropriate legends on the certificates evidencing any shares of Buyer Common Stock to be issued to Affiliates of the Company, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock, setting forth restrictions on transfer consistent with the terms of the Affiliate Agreement.

    4.7 AMENDMENT TO COLLABORATION AGREEMENT. Promptly following the Effective Time, the Company shall amend the Collaboration and License Agreement dated February 21, 1999 between Becton, Dickinson and Company ("Becton") and the Company to eliminate Section 4.4 thereof and all references to the "Loan Option" and "Convertible Note" (each as defined therein).

                                   ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

    5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

        (a) the holders of a majority of the Company Shares entitled to vote thereon shall have voted in favor of the adoption of this Agreement and approval of the Merger;

        (b) the Buyer and the Company shall have received an opinion from Hale and Dorr LLP, in a form customarily provided for transactions similar to the Merger and reasonably satisfactory to the Buyer and the Company, dated the Closing Date, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code;

        (c) the Registration Statement shall have been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking a stop order;

        (d) no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment, injunction, statute, rule or regulation which shall be in effect and which shall have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; and

        (e) (i) all waivers, permits, consents, approvals or other authorizations in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained from the appropriate Governmental Entities, and (ii) all registrations, filings and notices in connection with the transactions contemplated by this Agreement shall have been effected with the appropriate Governmental Entities, except those whose failure to obtain or effect would have neither a Buyer Material Adverse Effect nor a Company Material Adverse Effect.

    5.2 CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE ACQUISITION SUBSIDIARY. The obligations of the Buyer and the Acquisition Subsidiary to consummate the Merger are subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

        (a) the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Sections 2.2 and 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality or as to Company Material Adverse Effect shall be true and correct in all respects, and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

        (b) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time; and

        (c) the Company shall have obtained any consent or approval of any third party the failure of which to obtain, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

    5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

        (a) the Buyer Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance;

        (b) the representations and warranties of the Buyer and the Acquisition Subsidiary set forth in the first sentence of Section 3.1 and in
    Section 3.3 and any representations and warranties of the Buyer or the Acquisition Subsidiary set forth in this Agreement that are qualified as to materiality or as to Buyer Material Adverse Effect shall be true and correct, and all other representations and warranties of the Buyer and the Acquisition Subsidiary set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date); and

        (c) the Buyer and the Acquisition Subsidiary shall have performed or complied with in all material respects their agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time.

                                   ARTICLE VI
                                  TERMINATION

    6.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval), as provided below:

        (a) the Parties may terminate this Agreement by mutual written consent;

        (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (a) or (b) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Company of written notice of such breach;

        (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (b) or (c) of Section 5.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to the Buyer of written notice of such breach; or

        (d) either the Buyer or the Company may terminate this Agreement if the Merger shall not have been consummated on or before December 31, 2000; provided, however, that a Party may not terminate pursuant to this clause (d) if the terminating Party (or, in the case of the Buyer, the Acquisition Subsidiary) shall have breached in any material respect its representations and warranties or its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this clause (d).

    6.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 6.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

                                  ARTICLE VII
                                  DEFINITIONS

    For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

DEFINED TERM                                                    SECTION
------------                                                  ------------
Acquisition Subsidiary......................................  Introduction
Affiliate Agreement.........................................  4.6
Buyer.......................................................  Introduction
Buyer Common Stock..........................................  1.5(a)
Buyer Material Adverse Effect...............................  3.1
Buyer Reports...............................................  3.5
Certificates................................................  1.7(a)
Certificate of Merger.......................................  1.1
Closing.....................................................  1.2
Closing Date................................................  1.2
Code........................................................  1.9(a)
Company.....................................................  Introduction
Company Material Adverse Effect.............................  2.1
Company Shares..............................................  1.5(a)
Company Stockholder.........................................  1.5(c)
Conversion Ratio............................................  1.5(a)
Dissenting Shares...........................................  1.6(a)
Effective Time..............................................  1.1
Exchange Act................................................  3.4
Exchange Agent..............................................  1.3
Governmental Entity.........................................  2.4
Indemnified Parties.........................................  4.5
Merger......................................................  1.1
Option Plan.................................................  1.9(a)
Options.....................................................  1.9(a)
Ordinary Course of Business.................................  2.4
Parties.....................................................  Introduction
Prospectus/Information Statement............................  4.2
Reasonable Best Efforts.....................................  4.1
Registration Statement......................................  4.2
Requisite Stockholder Approval..............................  6.1
SEC.........................................................  3.5
Securities Act..............................................  1.9(c)
Security Interest...........................................  2.4
Special Committee...........................................  2.3
Surviving Corporation.......................................  1.1

                                  ARTICLE VIII
                                 MISCELLANEOUS

    8.1 SURVIVAL. None of the representations, warranties, covenants or agreements set forth herein shall survive the Closing; provided, however, that the covenants set forth in Article I and Sections 4.5 and 4.7 shall survive the Closing.

    8.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in
Article I concerning issuance of the Buyer Common Stock are intended for the benefit of the Company Stockholders, the provisions of Section 4.5 are intended for the benefit of the officers and directors of the Company and the provisions of Section 4.7 are intended for the benefit of Becton.

    8.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

    8.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

    8.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

    8.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    8.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

               If to the Company:
               Millennium Predictive Medicine, Inc.
               640 Memorial Drive
               Cambridge, MA 02139-4815
               Attention:      President
                             (with a copy to the General Counsel)

               If to the Buyer or the Acquisition Subsidiary:
               Millennium Pharmaceuticals, Inc.
               75 Sidney Street
               Cambridge, MA 02139
               Attention:      Chief Business Officer
                             (with a copy to the General Counsel)

    Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

    8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

    8.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Any such amendment shall be agreed to by the Company and any such waiver shall be granted by the Company only if the Board of Directors of the Company, acting in accordance with a recommendation of the Special Committee, has authorized such amendment or waiver.

    8.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

    8.11 SUBMISSION TO JURISDICTION. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in
Section 8.7. Nothing in this Section 8.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

    8.12 WAIVER OF RIGHT TO TRIAL BY JURY. Each Party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action arising under this Agreement, whether sounding in contract or tort or otherwise; and each Party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any Party to this Agreement may file a copy of this
Section 8.12 with any court as written evidence of the consent to the Parties hereto to the waiver of their right to trial by jury.

    8.13  CONSTRUCTION.

        (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

        (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

    IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                                       MILLENNIUM PHARMACEUTICALS, INC.

                                                       By:                 /s/ MARK J. LEVIN
                                                               ----------------------------------------
                                                       Title:           Chief Executive Officer
                                                               ----------------------------------------

                                                       MILLENNIUM PREDICTIVE MEDICINE, INC.

                                                       By:               /s/ KENNETH J. CONWAY
                                                               ----------------------------------------
                                                       Title:                  President
                                                               ----------------------------------------

                                                       MPMX ACQUISITION CORP.

                                                       By:              /s/ JOHN B. DOUGLAS III
                                                               ----------------------------------------
                                                       Title:               General Counsel
                                                               ----------------------------------------

                                                                       EXHIBIT A

                                          Kenneth J. Conway
                                          Steven H. Holtzman
                                          Michael Kauffman
                                          Mark J. Levin
                                          Marcia Radosevich
                                          Laurence Reid
                                          John Unger

                                                                       EXHIBIT B

                              AFFILIATE AGREEMENT
                                        , 2000

Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, MA 02139-4815
Millennium Predictive Medicine, Inc.
640 Memorial Drive
Cambridge, MA 02139

Dear Sirs:

    An Agreement and Plan of Merger dated as of March 1, 2000 (the "Merger Agreement") has been entered into by and among Millennium Pharmaceuticals, Inc. (the "Buyer"), MPMX Acquisition Corp. (the "Acquisition Subsidiary") and Millennium Predictive Medicine, Inc. (the "Company"). The Merger Agreement provides for the merger of the Company with and into the Acquisition Subsidiary (the "Merger"). In accordance with the Merger Agreement, the shares of each class of capital stock of the Company (collectively, the "Company Stock") owned by the undersigned at the Effective Time (as defined in the Merger Agreement) shall be converted into shares of common stock, $.001 par value per share, of the Buyer (the "Buyer Common Stock"), as described in the Merger Agreement.

    The undersigned may be deemed to be an "affiliate" of the Company within the meaning of the rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In consideration of the mutual agreements set forth in the Merger Agreement and hereinafter in this agreement, the undersigned represents and agrees as follows:

        (a) The undersigned will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any shares of Buyer Common Stock issued to the undersigned in the Merger unless at such time either: (i) such transaction shall be permitted pursuant to the provisions of Rule 145 under the Securities Act;
    (ii) the undersigned shall have furnished to the Buyer an opinion of counsel, satisfactory to the Buyer, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, transfer, pledge, hypothecation or other disposition; or (iii) a registration statement under the Securities Act covering the proposed offer, sale, transfer, pledge, hypothecation or other disposition shall be effective under the Securities Act.

        (b) The undersigned understands that all certificates representing shares of Buyer Common Stock delivered to the undersigned pursuant to the Merger shall bear a legend substantially in the form set forth below, until the earliest to occur of (i) one of the events referred to in paragraph (a) above or (ii) the date on which the undersigned requests removal of such legend, provided that such request occurs at least two years from the Effective Time and that the undersigned is not at the time of such request, and has not been during the three-month period immediately preceding such request, an affiliate of the Buyer:

           "The shares represented by this certificate were issued in a transaction to which Rule 145 of the Securities Act of 1933 applies and may only be transferred in accordance with the provisions of such rule. In addition, the shares represented by this certificate may only be transferred in accordance with the terms of an Affiliate Agreement dated as of

                       , 2000 between the initial holder hereof and the corporation, a copy of which agreement may be inspected by the holder of this certificate at the principal offices of the corporation, or furnished by the corporation to the holder of this certificate upon written request without charge."

        (c) The Buyer, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Buyer Common Stock which are required to bear the foregoing legend.

        (d) The undersigned has, and as of the Effective Time will have, no plan or intent (a "Plan"), and is not aware of any Plan on the part of other Company Stockholders, to engage in a sale, transfer, pledge, hypothecation or any other transaction that results in a direct or indirect transfer of the risk of ownership: (i) to the Buyer, or any person related to the Buyer, of (A) any Company Shares for consideration other than shares of Buyer Common Stock (or any cash received in lieu of fractional shares of Buyer Common Stock), or (B) any shares of Buyer Common Stock to be received in the Merger; or (ii) to the Company, or any person related to the Company, of any Company Shares. For purposes of this clause (d), the determination of whether a person is related to the Buyer and/or the Company shall be made in accordance with Treasury Regulation Section 1.368-1(e)(3). If any of the undersigned's representations in this clause (d), cease to be true at any time prior to the Effective Time, then the undersigned will deliver to each of the Buyer and the Company, prior to the Effective Time, a written statement to that effect, signed by the undersigned.

    IX  MISCELLANEOUS.

    This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

    This agreement shall be binding on the undersigned's successors and assigns, including his heirs, executors and administrators.

    The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel or counsel for the Company.

                                                       Very truly yours,

                                                       --------------------------------------
                                                       Signature

                                                       --------------------------------------
                                                       Print Name

Accepted:

MILLENNIUM PHARMACEUTICALS, INC.
-------------------------------------------
(signature)

-------------------------------------------
(print name and title)

-------------------------------------------
(date)

MILLENNIUM PREDICTIVE MEDICINE, INC.

-------------------------------------------
(signature)

-------------------------------------------
(print name and title)

-------------------------------------------
(date)

    Deutsche Banc Alex. Brown's opinion was rendered prior to the two-for-one stock split of Millennium Pharmaceuticals common stock which was effected on April 18, 2000 and, therefore, the conversion ratio referenced in its opinion attached to this information statement/prospectus as Appendix B is not reflective of the stock split.

                                                                      APPENDIX B

                 [LETTERHEAD OF DEUTSCHE BANK SECURITIES INC.]
                                 March 1, 2000

The Special Committee of the Board Directors
Millennium Predictive Medicine, Inc.
640 Memorial Drive
Cambridge, Massachusetts 02139

Members of the Special Committee:

    Deutsche Bank Securities Inc. ("Deutsche Bank") has been requested by the Special Committee of the Board of Directors of Millennium Predictive
Medicine, Inc. ("MPM") to render an opinion, as more fully described below, in connection with the proposed transaction involving MPM and Millennium Pharmaceuticals, Inc. ("MP") pursuant to an Agreement and Plan of Merger, dated as of March 1, 2000 (the "Agreement"), by and among MP, MPMX Acquisition Corp., a wholly owned subsidiary of MP (the "Subsidiary"), and MPM, which provides, among other things, for the merger of MPM with and into Subsidiary (the "Merger"). As set forth more fully in the Agreement, as a result of the Merger, each outstanding share of the Class A common stock, par value $0.001 per share, of MPM (the "MPM Class A Common Stock") and Class B common stock, par value $0.001 per share, of MPM (the "MPM Class B Common Stock") and each outstanding series of the preferred stock, par value $0.001 per share, of MPM will be converted into the right to receive 0.2 (the "Conversion Ratio") of a share of the common stock, par value $0.001 per share, of MP (the "MP Common Stock").

    You have requested Deutsche Bank's opinion as to the fairness, from a financial point of view, of the Conversion Ratio to the holders of MPM Common Stock (other than MP).

    In arriving at its opinion, Deutsche Bank has reviewed certain available financial and other information concerning MPM, certain publicly available financial and other information concerning MP and certain internal analyses and other information furnished to or discussed with it by MPM, MP and their respective advisors. Deutsche Bank also has held discussions with members of the senior management of MPM and MP regarding the business and prospects of their respective companies and the joint prospects of a combined company. In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for MP Common Stock, (ii) compared certain financial and stock market information for MPM and MP with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part,
(iv) reviewed the terms of the Agreement, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

    Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning MPM, MP or the combined company, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of MPM or MP. With respect to the financial forecasts and projections made available to Deutsche Bank and used in its analyses, Deutsche Bank has been advised and has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of MPM and MP as to the matters covered thereby. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

The Special Committee of the Board Directors
Millennium Predictive Medicine, Inc.
March 1, 2000
Page 2


    For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis, the representations and warranties of MPM, MP and Subsidiary contained in the Agreement are true and correct, MPM, MP and Subsidiary will each perform all of the covenants and agreements to be performed by it under the Agreement and all conditions to the obligations of each of MPM, MP and Subsidiary to consummate the Merger will be satisfied without any waiver thereof. Deutsche Bank also has assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either MPM or MP is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on MPM or MP or materially reduce the contemplated benefits of the Merger to MPM, MP or the combined company. In addition. Deutsche Bank has been advised, and accordingly for purposes of rendering its opinion also has assumed, that the Merger is expected to qualify as a tax-free reorganization for federal income tax purposes. In connection with its opinion, Deutsche Bank was not requested to, and it did not, participate in the negotiation or structuring of the Merger, nor was Deutsche Bank authorized to, and it did not, solicit interest from any party with respect to the acquisition of all or a part of MPM. Deutsche Bank is expressing no opinion as to the price at which the MP Common Stock will trade at any time.


    This opinion is addressed to, and for the use and benefit of, the Special Committee of the Board of Directors of MPM and is not a recommendation to any stockholder as to how such stockholder should vote with respect to matters relating to the proposed Merger. This opinion is limited to the fairness, from a financial point of view, of the Conversion Ratio to the holders of MPM Common Stock (other than MP), and Deutsche Bank expresses no opinion as to the merits of the underlying decision by MPM to engage in the Merger.

    Deutsche Bank, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. Deutsche Bank will receive a fee for its services with respect to this opinion, which fee will be payable upon delivery of this opinion. Deutsche Bank maintains a market in securities, and regularly publishes research reports regarding the businesses and securities, of publicly traded companies in the life sciences industry. In the ordinary course of business, Deutsche Bank and its affiliates may in the future provide services to MP unrelated to the proposed Merger, for which services Deutsche Bank and its affiliates would receive compensation, and Deutsche Bank and its affiliates also may actively trade or hold the securities and other instruments and obligations of MP for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities, instruments or obligations.

    Based upon and subject to the foregoing, it is Deutsche Bank's opinion that, as of the date of this letter, the Conversion Ratio is fair, from a financial point of view, to the holders of MPM Common Stock (other than MP).

                                          Very truly yours,
                                          DEUTSCHE BANK SECURITIES INC.

                                                                      APPENDIX C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Section 262. Appraisal rights

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257,
Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record dated fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on a interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing sub paragraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has compiled with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger of consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has compiled with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the city of Wilmington, Delaware or such publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the court of Chancery shall be dismissed was to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant has included such a provision in its Certificate of Incorporation.

    Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

    Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgment, fines and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrants, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a Director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

    Indemnification is required to be made promptly unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event the Registrant denies a request for indemnification, or if the Registrant fails to dispose of a request for indemnification within 60 days after such payment is claimed by the indemnitee, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

    Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided herein is not exclusive.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) EXHIBITS:


     *5.1 Opinion of Hale and Dorr LLP as to the legality of the shares being issued (including consent).



     *8.1 Opinion of Hale and Dorr LLP regarding the federal income tax consequences of the Merger (including consent).


     23.1 Consent of Ernst & Young LLP relating to the audited financial statements of the Registrant.


    *23.2  Consent of Hale and Dorr LLP (included in Exhibit No. 5.1).



    *23.3  Consent of Hale and Dorr LLP (included in Exhibit No. 8.1).


     23.4  Consent of Arthur Andersen LLP

     23.5  Consent of PricewaterhouseCoopers LLP


    *24.1  Power of Attorney



    *99.1  Consent of Deutsche Bank Securities Inc.


------------------------


*   Previously filed.


ITEM 22. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (e) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 28th day of April, 2000.


                                                       MILLENNIUM PHARMACEUTICALS, INC.

                                                       By:           /s/ JOHN B. DOUGLAS III
                                                            -----------------------------------------
                                                                       John B. Douglas III
                                                                         GENERAL COUNSEL


    Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                     SIGNATURES                                   CAPACITY                   DATE
                     ----------                                   --------                   ----
                                                       Chairman of the Board and
                          *                              Chief Executive Officer
     -------------------------------------------         (Principal Executive           April 28, 2000
                    Mark J. Levin                        Officer)

                          *                            Chief Financial Officer
     -------------------------------------------         (Principal Financial and       April 28, 2000
                   Kevin P. Starr                        Accounting Officer)

                          *
     -------------------------------------------       Director                         April 28, 2000
                 Joshua Boger, Ph.D.

                          *
     -------------------------------------------       Director                         April 28, 2000
                Eugene Cordes, Ph.D.

                          *
     -------------------------------------------       Director                         April 28, 2000
               A. Grant Heidrich, III

                          *
     -------------------------------------------       Director                         April 28, 2000
             Raju S. Kucherlapati, Ph.D.

                          *
     -------------------------------------------       Director                         April 28, 2000
                Eric S. Lander, Ph.D.

                     SIGNATURES                                   CAPACITY                   DATE
                     ----------                                   --------                   ----
                          *
     -------------------------------------------       Director                         April 28, 2000
           Christopher K. Mirabelli, Ph.D.

                          *
     -------------------------------------------       Director                         April 28, 2000
            Steven C. Wheelwright, Ph.D.



               /s/ JOHN B. DOUGLAS III
      ----------------------------------------
                 John B. Douglas III
*By:              ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
         NO.                                    DESCRIPTION
---------------------                           -----------
         *5.1           Opinion of Hale and Dorr LLP as to the legality of the
                          shares being issued (including consent).

         *8.1           Opinion of Hale and Dorr LLP regarding the federal income
                          tax consequences of the Merger (including consent).

         23.1           Consent of Ernst & Young LLP relating to the audited
                          financial statements of the Registrant.

        *23.2           Consent of Hale and Dorr LLP (included in Exhibit No. 5.1).

        *23.3           Consent of Hale and Dorr LLP (included in Exhibit No. 8.1).

         23.4           Consent of Arthur Andersen LLP.

         23.5           Consent of PricewaterhouseCoopers LLP.

        *24.1           Power of Attorney.

        *99.1           Consent of Deutsche Bank Securities Inc.


------------------------


*   Previously filed.